EXHIBIT 10.2

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                                ESCROW AGREEMENT

                                  BY AND AMONG

                       STATE STREET BANK AND TRUST COMPANY
                      OF CONNECTICUT, NATIONAL ASSOCIATION
                                ("ESCROW AGENT")

                                       AND

              CERTAIN SHAREHOLDERS OF OUTSOURCE INTERNATIONAL, INC.
                                ("SHAREHOLDERS")

               CERTAIN INVESTORS IN SENIOR SUBORDINATED NOTES AND
                    WARRANTS OF OUTSOURCE INTERNATIONAL, INC.
                                  ("INVESTORS")

                                       AND

                          OUTSOURCE INTERNATIONAL, INC.
                                   ("COMPANY")

                                February 21, 1997

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                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT (the "Agreement"), dated February 21, 1997, is entered into by and among State Street Bank and Trust Company of Connecticut, National Association, as escrow agent (the "Escrow Agent"), OutSource International, Inc., a Florida corporation (the "Company"), certain investors in Notes of the Company and the Initial Warrants listed on the signature pages and EXHIBIT A hereto (collectively, the "Investors" and each individually a "Investor") and certain holders of common stock, par value $.001 per share, of the Company ("Common Stock") listed on the signature pages and EXHIBIT B hereto (collectively the "Shareholders" and each individually a "Shareholder").

         WHEREAS, on the date hereof, the Investors have purchased from the Company the Initial Warrants pursuant to that certain Securities Purchase Agreement dated as of the date hereof;

         WHEREAS, in connection with such investment, the Investors have required that the Escrow Agent and the Shareholders execute this Agreement pursuant to which warrants to purchase an aggregate of 882,751 shares of Common Stock be issued in the name of the Escrow Agent and held in escrow under this Agreement, whereby after the date hereof at the times and upon the occurrence of the event set forth herein the Escrow Agent shall distribute the Additional Warrants to the Shareholders and/or to the Investors in accordance herewith;

         NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    DEFINITIONS.

         In addition to any terms defined elsewhere herein, as used in this Agreement the following terms have the respective meanings set forth below:

         "Additional Warrants" shall mean warrants to purchase 882,751 shares (subject to adjustment pursuant to the terms of such warrants) of Common Stock at an exercise price of $.01 per share, in the form attached hereto as EXHIBIT C, which warrants have on this day been issued to the Escrow Agent pursuant to the Purchase Agreement to be held hereunder for the benefit of the Investors and/or the Shareholders, as their interest may appear.

         "Agreement among Shareholders and Investors" means that certain Agreement among Shareholders and Investors, dated February 21, 1997, by and among the Company, the Shareholders and the Investors.

         "Arbitration Process" shall mean the process to be used by the Company, the Shareholders and the Investors to resolve disputes under this Agreement as follows: the Company, the Shareholders and the Investors shall choose a nationally recognized,


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independent investment bank (the "Arbitrator") mutually acceptable to such parties, which shall proceed to resolve the dispute and deliver to each party an opinion with respect thereto. If the parties cannot agree on a mutually acceptable Arbitrator, the Shareholders as a group by Required Shareholder Action and the Investors as a group by Required Investor Action shall each select a nationally recognized investment banking firm, the two firms so selected shall select a third nationally recognized, independent investment banking firm, and such third firm shall be the Arbitrator. The Arbitration Process shall proceed on a timely basis with all parties using their best efforts to resolve such disputes as soon as practicable. The fees and expenses of the Arbitrator and all other expenses with respect to the Arbitration Process shall be paid by the party (I.E., the Shareholders as a group, on the one hand, or the Investors as a group, on the other hand) whose last proposed offer for the settlement of the items in dispute, taken as a whole, was farther away from the final determination of the Arbitrator; PROVIDED HOWEVER, that if the allocation of such fees and expenses pursuant to the foregoing sentence is not feasible, the Arbitrator shall determine such allocation among the parties in its discretion based on the principle that the non-prevailing parties should bear the cost of the Arbitration Process.

         "Asset Acquisition" shall mean (i) an investment by the Company or any Subsidiary in any other Person pursuant to which such Person shall become a Subsidiary of the Company or of any Subsidiary of the Company, or shall be merged with or into the Company or any Subsidiary, or (ii) the acquisition by the Company or any Subsidiary of the assets of any Person which constitute all or substantially all of the assets of such Person, any division, line of business or other identifiable operating unit or segment of such Person other than in the ordinary course of business.

         "Asset Sale" shall mean any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other disposition by the Company or by any of its Subsidiaries (including any sale and leaseback transaction) to any Person other than to the Company or to a direct or indirect wholly-owned Subsidiary of the Company of (i) any capital stock of any Subsidiary of the Company or (ii) any other property or assets of the Company or of any Subsidiary of the Company.

         "Assigned Value" shall mean initially $8.87, subject to adjustment pursuant to Article IV of the Warrants.

         "Bona Fide Offer" shall mean an offer by the Company or one or more other Persons which meets each of the following conditions: (i) it is a fully financed or fully funded, unconditional offer to purchase for cash up to all Warrants and Warrant Shares then held by the Investors, (ii) it can be consummated within 15 days after the date it is submitted to the Investors, PROVIDED, HOWEVER, that if the parties are proceeding diligently and in good faith toward such consummation and the closing can not practically be accomplished within such 15-day period, up to an additional 30 days will be available to consummate the Transaction, (iii) it does not require any Investor to make representations or warranties or to provide any indemnities in connection therewith other than customary representations, warranties and

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indemnities as to the ownership of and title to the Warrants or Warrant Shares to be sold, the binding nature and enforceability of the agreement of sale and the authority of the Investors to enter into such agreement and (iv) it is accompanied by appropriate evidence reasonably satisfactory to two-thirds in interest of the Investors of the offeror's ability, financial and otherwise, to consummate the transaction contemplated by such offer and that consummation thereof will not violate any provision of the charter documents of the Company or any of its Subsidiaries or any applicable laws or result in a breach of, constitute a default under, cause a termination under, or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award, whether written or oral, to which the Company or any of its Subsidiaries is a party or by which their respective properties are bound or affected.

         "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

         "Closing Price" on any date shall mean the last sale price of the Common Stock reported in THE WALL STREET JOURNAL or other trade publication regular way on the principal national securities exchange on which the Common Stock is admitted to trading or listed if that is the principal market for the Common Stock or, if not listed or admitted to trading on any national securities exchange or if such national securities exchange is not the principal market for the Common Stock, the last sale price as reported by the Nasdaq Stock Market, Inc. ("NASDAQ") or its successor.

         "Commission" shall mean the Securities and Exchange Commission on or any other federal agency then administering the Securities Act, the Exchange Act and other federal securities laws.

         "Common Stock" shall mean the common stock of the Company's Common Stock, par value $0.001 per share, and any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par, stated or liquidation value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

         "Company" shall have the meaning set forth in the preamble hereof.

         "Company Sale" shall mean any merger or consolidation of the Company, sale of all outstanding Common Stock (including shares issuable upon the exercise of all Warrants) or sale of all or substantially all of the assets of the Company determined on a consolidated basis.

         "Consolidated Interest Expense" shall mean, with respect to any Person, for any period, the aggregate amount, to the extent such amount was deducted in computing Consolidated Net Income, of interest (without deduction of interest income), whether expensed or capitalized, paid, accrued or scheduled to be paid or accrued during such period (except to the extent accrued in a prior period) in respect of all Indebtedness of such Person and its

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Subsidiaries (including, without duplication, (a) original issue discount on any
Indebtedness (including, in the case of the Company, any original issue discount on the Notes) to the extent attributable to such period); (b) all capitalized interest; (c) interest paid by the borrower during such period on debt which is guaranteed by such Person, and (d) the interest portion of any deferred payment obligations for such period. For purposes of this definition, (a) interest on a capital lease obligation shall be deemed to accrue at an interest rate reasonably determined by the Board of Directors of such Person (as evidenced by a resolution of such Board of Directors) to be the rate of interest implicit in such capital lease obligation in accordance with GAAP, and (b) interest shall be increased or reduced by the net cost (including amortization of fees and discounts) or benefit associated with interest rate or currency risk protection agreements attributable to such period.

         "Consolidated Net Income" shall mean, with respect to any Person, for any period, the aggregate of the net income (or loss) of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED that (a) the net income of any other Person in which such Person or any of its Subsidiaries has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of such Person and its Subsidiaries in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions actually paid to such Person or such Subsidiary by such other Person in such period; (b) the net income of any Subsidiary of such Person that is subject to any Payment Restriction shall be excluded to the extent such Payment Restriction actually prevented the payment of an amount that otherwise could have been paid to, or received by, such Person or a Subsidiary of such Person not subject to any Payment Restriction, and (c) there shall be excluded the following: (i) such Person's share, determined in accordance with GAAP, of the net loss of any other Person in which such Person or any of its Subsidiaries has an interest (which interest does not cause the net loss of such other person to be consolidated with the net income or loss of such Person and its Subsidiaries in accordance with GAAP), (ii) the net income (or loss) of any other Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, (iii) all gains realized upon or in connection with or as a consequence of the issuance of the capital stock of such Person or any of its Subsidiaries and any gains on pension reversions received by such Person or any of its Subsidiaries, (iv) all gains and losses, together with any related provision for taxes, realized in connection with any sale of assets by such Person during such period (including, without limitation, dispositions pursuant to sale and leaseback transactions), (v) all extraordinary gains or losses, together with any related provision for taxes, realized by such Person during such period, and (vi) the cumulative effect of a change in accounting principles in the year of adoption of such change.

         "Date of Issuance" shall mean the date of issuance of the Warrants; provided that the Date of Issuance shall be deemed to be the date of issuance of the Warrants regardless of the number of times new certificates representing the Warrants shall be issued or reissued.

         "Disqualified Capital Stock" shall mean any capital stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than an event which would constitute a change of control),


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(i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except upon the occurrence of a change of control), in whole or in part, on or prior to the final stated maturity date of the Notes or (ii) is convertible into or exchangeable for (whether at the option of the issuer or the holder thereof) (a) debt securities or (b) any capital stock referred to in (i) above, in each case at any time prior to the final stated maturity date of the Notes; provided, that only a portion of capital stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof shall be deemed to be Disqualified Capital Stock.

         "EBITDA" means, with respect to any Person, for any period, the Consolidated Net Income of such Person and its Subsidiaries for such period, plus, to the extent that any of the following shall have been taken into account, in computing such Consolidated Net Income (a) provision for taxes based on income or profits (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions of assets outside the ordinary course of business), (b) Consolidated Interest Expense for such period, (c) depreciation and amortization, and (d) other non-cash items (other than non-cash interest) reducing Consolidated Net Income, other than any non-cash item which requires the accrual of or a reserve for cash charges for any future period, less other non-cash items increasing Consolidated Net Income.

         "Escrow Fund" shall have the meaning set forth in Section 2.1 of this Agreement.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

         "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are applicable as of the date of determination; provided, however, that these definitions and all ratios and calculations contained in any covenants set forth in this Agreement shall be determined in accordance with GAAP as in effect and applied by the Company on the Issue Date, consistently applied.

         "Initial Warrants" shall mean warrants to purchase 1,210,025 shares (subject to adjustment pursuant to the terms of such warrants) of Common Stock at an exercise price of $.01 per share, issued to the Investors pursuant to the Purchase Agreement; PROVIDED, HOWEVER, that the term Initial Warrants shall under no circumstances include any Additional Warrants that may after the date hereof be distributed to the Investors by the Escrow Agent under the terms hereof.
         "Indebtedness" shall mean, with respect to any Person, without duplication, (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by securities, debentures, bonds or other similar


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instruments (including purchase money obligations) for payment of which such
Person is responsible or liable; (ii) all capitalized lease obligations of such Person in accordance with GAAP; (iii) all obligations of such Person issued or assumed as the deferred purchase price of property (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction; (v) all Indebtedness of others (including all dividends of other Persons for the payment of which is) guaranteed, directly or indirectly, by such Person or that is otherwise its legal liability, other than the guarantee by the Company of Indebtedness in an aggregate principal amount of $1,750,126 with respect to a first and a second mortgage on a property located at 8000 N. Federal Highway, Boca Raton, Florida, owned by SMSB, a partnership owned by certain former or current shareholders of the Company, or that is secured by any lien on any asset or property of such Person, whether or not such Indebtedness is assumed by such Person or is not otherwise such Person's legal liability; and (vi) all Disqualified Capital Stock issued by such Person. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above or such other amount on account of the relevant liability, including without limitation contingent obligations at such date or Indebtedness issued with original issue discount, as shall be determined in accordance with GAAP.

         "Investor Percentage" shall mean the percentage set forth next to each Investor in EXHIBIT A hereto.

         "Notes" shall mean the Senior Subordinated Notes issued to the Investors on the Date of Issuance pursuant to the Purchase Agreement in the original principal amount of $25,000,000.

         "Payment Restriction" shall mean, with respect to a Subsidiary of any Person, any encumbrance, restriction or limitation, whether by operation of the terms of its charter or by reason of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation, on the ability of (i) such Subsidiary to (a) pay dividends or make other distributions on its capital stock or make payments on any obligation, liability or Indebtedness owed to such Person or any other Subsidiary of such Person, (b) make loans or advances to such Person or any other Subsidiary of such Person, or (c) transfer any of its properties or assets to such Person or any other Subsidiary of such Person, or
(ii) such Person or any other Subsidiary of such Person to receive or retain any such (a) dividends, distributions or payments, (b) loans or advances, or (c) transfer of properties or assets.

         "Per Share Sale Proceeds" shall mean the quotient of (i) the aggregate amount (or value as determined pursuant to the definition of "Proceed") of Proceeds actually received, directly or indirectly through dividend, distribution, redemption, liquidation, winding up or dissolution of the Company, in connection with a Company Sale by all holders of Common Stock (including amounts set aside for Shareholders who exercise their dissenters' or appraisal rights under applicable corporate law), all holders of then outstanding unexpired rights, options or warrants to subscribe for, to purchase or to receive Common Stock and all holders of Convertible Securities, regardless of whether any of the foregoing are actually exercisable


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or vested at such time, divided by (ii) the sum of (x) the number of shares of
Common Stock actually outstanding on the date of a Company Sale (excluding treasury stock), plus (y) the maximum number of shares of Common Stock that are issuable upon the exercise, exchange or conversion of all outstanding unexpired rights, options or warrants to subscribe for, to purchase or to receive Common Stock or Convertible Securities, regardless of whether any of the foregoing are actually exercisable or vested at such time.

         "Person" shall mean any natural person, sole proprietorship, partnership, joint venture, trust, incorporated organization, limited liability company, association, corporation, institution, public benefit corporation, entity or government body (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, commission or department thereof).

         "Pro Forma Basis" shall mean, with respect to the determination of EBITDA of any Person or Persons on a combined or consolidated basis as of any date (the "Determination Date"), such determination during the four full fiscal quarters for which financial information for such Person or Persons is available (the "Four Quarter Period") ending on or prior to the Determination Date (but in no event ending more than 135 days prior to the date of such transaction or event) on a pro forma basis, giving effect, without limitation, on a pro forma basis for the period of such calculation to (i) the incurrence or repayment of any Indebtedness of such Person or Persons or any of their respective Subsidiaries or any Person of which such Person or Persons are or upon consummation of an Asset Acquisition become a Subsidiary (and the application of the proceeds thereof), including Indebtedness incurred in connection with or in contemplation of an Asset Acquisition, other than the incurrence or repayment of Indebtedness in the ordinary course of business pursuant to working capital facilities, at any time subsequent to the first day of the Four Quarter Period and on or prior to the Determination Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period, and (ii) any Asset Sales or Asset Acquisitions which occurred at any time subsequent to the first day of the Four Quarter Period and on or prior to the Determination Date, as if such Asset Sale or Asset Acquisition occurred on the first day of the Four Quarter Period. With respect to the determination of EBITDA on a Pro Forma Basis of any business or businesses acquired by the Company in an Asset Acquisition, the Company may add to the actual historical EBITDA of such business or businesses any verifiable non-recurring expenses. With respect to the determination of EBITDA on a Pro Forma Basis of the Company for the year ending December 31, 1997, the Company may add to its actual historical EBITDA for such period any compensation (including the related cost of benefits and similar charges) paid to any shareholder during such period as long as such shareholder is not continuing in any capacity with the Company or any Subsidiary after the Date of Issuance.

         "Proceeds" in connection with a Company Sale shall mean any of the following: (i) cash, (ii) cash equivalents or (iii) freely tradeable, marketable securities listed on a national securities exchange, quoted on the NASDAQ or traded in the over-the-counter market, which shall be valued on the basis of publicly reported trading prices on the date of determination;


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provided that in the case of equity securities the "public float" of the issuer calculated consistently with the definition of "Qualified Public Float" is at least $50.0 million.

         "Purchase Agreement" shall mean that certain Securities Purchase Agreement, dated as of February 21, 1997, among Company, the Investors and the other parties thereto named therein, as modified, supplemented or amended from time to time.

         "Qualified Public Float" means that the Common Stock is registered under Section 12 of the Exchange Act and the average of the daily Closing Prices of the Common Stock for thirty (30) consecutive Trading Days ending on the date of determination multiplied by the number of shares of Common Stock then held by non-affiliates of the Company (as the term is defined under the Exchange Act) and freely transferable in the public market is at least $30.0 million.

         "Qualified Public Offering" shall mean an underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock in which at least one of the "lead" or managing underwriters is one of the so called "bulge bracket Wall Street firms".

         "Realizable Market Value" for any Trading Day within a Valuation Period shall mean the product of (i) the total number of Warrant Shares that can be acquired by the Investors upon exercise of the Initial Warrants (1,210,025 shares as of the Date of Issuance, subject to adjustment pursuant to the terms of the Warrants) multiplied by (ii) the Closing Price on such Trading Day.

         "Realized Sale Value" in connection with a Company Sale shall mean the product of (i) the total number of Warrant Shares that can be acquired by the Investors upon exercise of the Initial Warrants (1,210,025 shares as of the Date of Issuance, subject to adjustment pursuant to the terms of the Warrants) multiplied by (ii) the Per Share Sale Proceeds.

         "Required Investor Action" shall mean any exercise of any rights or privileges of the Investors hereunder or any other action on behalf of the Investors called for hereby which has been taken with the approval by Investors representing at least two-thirds of the aggregate Investor Percentage.

         "Required Shareholder Action" shall mean any exercise of any rights or privileges of the Shareholders hereunder or any other action on behalf of the Shareholders called for hereby which has been taken with the approval by Shareholders representing at least a majority of the aggregate Shareholder Percentage.

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

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         "Subsidiary" shall mean with respect to any Person, any corporation, association or other business entity of which securities representing more than 50% of the combined voting power of the total voting capital stock (or in the case of an association or other business entity which is not a corporation, more than 50% of the equity interest) is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. When used herein without reference to any Person, Subsidiary means a Subsidiary of the Company.

         "Shareholder Percentage" shall mean the percentage set forth next to each Shareholder in EXHIBIT B hereto.

         "Trading Day" with respect to the Common Stock means (i) if the Common Stock is quoted on NASDAQ or any similar system of automated dissemination of quotations of securities prices, a day on which trades may be made on such system or (ii) if the Common Stock is listed or admitted for trading on any national securities exchange, a day on which such national securities exchange is open for business.

         "Valuation Period" shall be a period of thirty (30) consecutive Trading Days ending on the Trading Day immediately prior to the date of determination, so long as for each such Trading Day a Closing Price of the Common Stock is available; PROVIDED, HOWEVER, that if there shall have occurred prior to the date of determination any event described in Section 4.1, 4.2, 4.3, 4.4 or 4.5 of the Warrants which shall have become effective with respect to market transactions at any time (the "Market-Effect Date") on or within such 30-Trading Day period, the Closing Price for each Trading Day preceding the Market-Effect Date shall be adjusted, for purposes of this Agreement, by multiplying such Closing Price by a fraction, of which the numerator shall be the Assigned Value (as defined in the warrants) as in effect immediately prior to the date of determination and the denominator of which shall be the Assigned Value as in effect immediately prior to the Market-Effect Date, it being understood that the purpose of this proviso is to ensure that the effect of such event on the trading market prices of the Common Stock during such 30-Trading Day period shall, as nearly as possible, be eliminated.

         "Warrants" shall mean collectively the Initial Warrants and the Additional Warrants.

         "Warrant Shares" shall mean shares of Common Stock purchasable or purchased upon the exercise of the Warrants. Whenever this Agreement makes reference to a specific number of Warrant Shares, such number is determined pursuant to the Warrants as in effect on the date hereof and is therefore subject to adjustment after the date hereof under the terms of the Warrants.

2.    ESTABLISHMENT OF ESCROW.

         2.1 ESTABLISHMENT OF ESCROW. The Company has herewith issued in the name of and delivered to the Escrow Agent and the Escrow Agent acknowledges receipt of the Additional Warrants. The Additional Warrants deposited hereunder, together with any

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Warrant Shares resulting from the exercise thereof or other securities, cash or other property delivered to or held by the Escrow Agent under the terms hereof, shall be referred to as the "Escrow Fund." Any Common Stock or other securities from time to time held in the Escrow Fund shall be registered in the name of the Escrow Agent as escrow agent or its nominee, subject to the terms and conditions set forth herein. Until otherwise directed by the parties hereto in accordance with Section 5, the Escrow Agent shall hold the Warrants deposited in escrow and any Warrant Shares or other securities included in the Escrow Fund in a vault or similar secure location.

         2.2 DIVIDENDS AND DISTRIBUTIONS; INVESTMENT OF CASH; VOTING OF SHARES. Any securities or other property issued with respect to, or in exchange for, any securities held in the Escrow Fund, shall become a part of the Escrow Fund and shall be held hereunder upon the same terms as the securities with respect to or in exchange for which such securities shall have been issued. Any dividends, distributions or rights to purchase securities distributed from time to time with respect to any Additional Warrants, Warrants Shares or other securities held in the Escrow Fund shall be held by the Escrow Agent until such time as the Additional Warrants are distributed pursuant to the terms hereof and then distributed proportionately with the Additional Warrant and/or Warrant Shares. The Escrow Agent shall invest cash held in the Escrow Fund in U.S. Government obligations, bank certificates of deposit or money market funds as directed by the Investors (acting by Required Investor Action) and the Shareholders (acting by Required Shareholder Action), and it shall not be responsible for any loss incurred upon any such investment made in accordance with this Section 2.2. The Escrow Agent shall send to the Investors and the Shareholders, promptly (but in no event later than seven (7) days after receipt by the Escrow Agent from the Company), copies of any notices, proxies and proxy material received by it in connection with any meeting of the shareholders of the Company. The Escrow Agent shall vote any Warrant Shares held in the Escrow Fund as directed in writing by the Company in accordance with the terms of the Agreement Among Shareholders and Investors or shall, upon written request by the Company, execute and deliver to Persons named by the Company in accordance with the terms of the Agreement Among Shareholders and Investors a proxy authorizing such Persons to vote the whole number of shares of Common Stock in the Escrow Fund. Any of the shares of Common Stock held in the Escrow Fund as to which the Escrow Agent receives no such direction or request shall not be voted.

         2.3 EXERCISE OF WARRANTS; OTHER ACTION UNDER WARRANTS. The Escrow Agent shall not exercise any of the Additional Warrants held in the Escrow Fund unless
(a) either (i) such Warrants would terminate if not exercised or (ii) exercise thereof is otherwise required under the terms of the Warrants and such exercise is requested in writing by any Investor or Shareholder, or (b) such exercise is requested by an Investor or Shareholder and, following notice of such request given by the Escrow Agent to all Investors and all Shareholders, such exercise is approved by Required Investor Action and Required Shareholder Action. The Escrow Agent shall send to the Investors and the Shareholders promptly (but in no event later than seven (7) days after receipt by the Escrow Agent from the Company) copies of any notices or other materials received by it with respect to the Additional Warrants and shall take such action, or refrain to take such action, as directed by Required Investor Action and Required Shareholder Action.

3.    FIRST PARTIAL DISTRIBUTION OF THE ESCROW FUND.

         3.1 DETERMINATION OF ADDITIONAL WARRANTS DISTRIBUTION TO INVESTORS, SHAREHOLDERS.

              (a) Upon the terms and conditions set forth in this Article 3 and in Article 5, on a single occasion during the period from the Date of Issuance to and including the earlier of (i) the date on which audited consolidated financial statements of the Company for the year ended December 31, 1997 are made available to the Investors or (ii) March 31, 1998 (the "First Escrow Period"), upon the occurrence of any of the sets of events described in Section 3.2(a), 3.2(b), 3.2(c) or 3.2(d) (each a "Measuring Event"), Additional Warrants to purchase up to 278,295 Warrant Shares (subject to adjustment pursuant to the terms of the Warrants), as specifically set forth with respect to the applicable Measuring Event, shall be distributed out of the Escrow Fund to the Investors as a group (in proportion to their respective Investor Percentage) or the Shareholders as a group (in proportion to their respective Shareholder Percentage); PROVIDED, HOWEVER, that if prior to the applicable date of distribution the Additional Warrants have been exercised in part or in whole, the applicable number of Warrant Shares acquired upon such exercise shall instead be distributed out of the Escrow Fund.

              (b) If no Measuring Event shall have occurred during the First Escrow Period, on the last day of the First Escrow Period, Additional Warrants to purchase 278,295 Warrant Shares (subject to adjustment pursuant to the terms of the Warrants) shall be distributed out of the Escrow Fund to the Investors as a group (in proportion to their respective Investor Percentage).

      3.2   MEASURING EVENTS.

              (a) If prior to August 21, 1997, the Company either (i) successfully consummates that certain Asset Acquisition in the Phoenix market described in Exhibit D.1 and at least four (4) of the Asset Acquisitions described in EXHIBIT D.2 substantially on the terms described therein or (ii) successfully consummates each of the six (6) Asset Acquisitions described in EXHIBIT D.2 substantially on the terms described therein, then Additional Warrants to purchase 278,295 Warrant Shares (subject to adjustment pursuant to the terms of the Warrants) shall be distributed to the Shareholders as a group (in proportion to their respective Shareholder Percentage).

              (b) If prior to August 21, 1997, the Company successfully consummates a single or multiple Asset Acquisitions, whether or not described in EXHIBIT D, and each of the following conditions is satisfied with respect to all such Asset Acquisitions on a combined basis:

              (i) the EBITDA calculated on a Pro Forma Basis attributable to the acquired business or businesses ("Acquired EBITDA"), as set forth in reasonable detail (including all adjustments to actual historical EBITDA, if any) in a written certificate signed by the chief executive officer and chief financial officer of the Company delivered to the Shareholders and the Investors, is at least $6,000,000, and

              (ii) the aggregate consideration paid by the Company (including without limitation (w) the purchase price paid for equity securities, debt securities, assets or other properties, tangible or intangible, (x) any contingent or deferred consideration in the form of a so called "earn-out" arrangement, whether or not receipt of such consideration is subject to vesting or the achievement of performance milestones (it being understood that if the amount of such contingent or deferred consideration has not been fixed as of the time of the determination required by this Section 3.2(b), such amount shall be calculated in accordance with GAAP, (y) the aggregate consideration payable over the term of any related non-competition, consulting, employment or other similar agreements, other than reasonable salary and bonus payable to personnel of the acquired business or businesses after the Asset Acquisitions with respect to actual services to be performed, and (z) the amount of any Indebtedness or any other obligation or liability of the acquired business or businesses assumed in connection with or in contemplation of such Asset Acquisition, except for current trade payables in the ordinary course of business) does not exceed five (5.0) times the Acquired EBITDA, then Additional Warrants to purchase 278,295 Warrant Shares (subject to adjustment pursuant to the terms of the Warrants) shall be distributed to the Shareholders as a group (in proportion to their respective Shareholder Percentage).

              (c) If the amount calculated by:

                   (i) multiplying the Company's EBITDA for the year ending December 31, 1997 calculated on a Pro Forma Basis times seven and one-half (7.5), and

                   (ii) subtracting from the resulting amount the aggregate amount of all outstanding Indebtedness of the Company and its Subsidiaries on a consolidated basis as of December 31, 1997 (the "Implied Value"), is at least $20,000,000,

then Additional Warrants to purchase the respective numbers of Warrant Shares (subject to adjustment pursuant to the terms of the Warrants) set forth in the following chart shall be distributed to the Investors as a group (in proportion to their respective Investor Percentage) and the Shareholders as a group (in proportion to their respective Shareholder Percentage) based on the level of the Implied Value:

                                          ADDITIONAL        ADDITIONAL
                                          WARRANTS          WARRANTS
      IMPLIED VALUE                       TO INVESTORS      TO SHAREHOLDERS

$20,000,000 or more,
but less than $27,500,000...........        222,636            55,659

$27,500,000 or more,
but less than $35,000,000 ..........        166,977           111,318


$35,000,000 or more,
but less than $42,500,000...........        111,318           166,977

$42,500,000 or more,
but less than $50,000,000 ..........         55,659           222,636

more than $50,000,000...............           zero           278,295


              (d) If prior to December 31, 1997 the Company completes a Qualified Public Offering and the initial public offering price per share of Common Stock in such offering is such that, when multiplied by the total number of Warrant Shares that can be acquired by the Investors upon exercise of the Initial Warrants (1,210,025 shares as of the Date of Issuance subject to adjustment pursuant to the terms of the Warrants) would be at least $10,750,000, then Additional Warrants to purchase 278,295 Warrant Shares (subject to adjustment pursuant to the terms of the Warrants) shall be distributed to the Shareholders as a group (in proportion to their respective Shareholder Percentage).

4.    SECOND PARTIAL DISTRIBUTION OF THE ESCROW FUND.

         4.1 DETERMINATION OF ADDITIONAL WARRANTS DISTRIBUTION TO INVESTORS, SHAREHOLDERS.

              (a) Upon the terms and conditions set forth in this Article 4 and in Article 5, on a single occasion during the period from the Date of Issuance to and including the second anniversary of the Date of Issuance (the "Second Escrow Period"), upon the occurrence of any of the sets of events described in
Section 4.2(a), 4.2(b), 4.2(c), 4.2(d), 4.2(e) or 4.2(f) hereof (each a
"Triggering Event"), Additional Warrants to purchase up to 604,456 Warrant Shares (subject to adjustment pursuant to the terms of the Warrants), as specifically set forth with respect to the applicable Triggering Event, shall be distributed out of the Escrow Fund to the Investors as a group (in proportion to their respective Investor Percentage) or the Shareholders as a group (in proportion to their respective Shareholder Percentage); PROVIDED, HOWEVER, that if prior to the applicable date of distribution the Additional Warrants have been exercised in part or in whole, the applicable number of

Warrant Shares acquired upon such exercise shall instead be distributed out of the Escrow Fund; and PROVIDED, FURTHER, that any such distribution to the Shareholders shall be subject to rescission as provided in Section 4.3.

              (b) If no Triggering Event shall have occurred during the Second Escrow Period, on the second anniversary of the Date of Issuance 604,456 Warrant Shares (subject to adjustment pursuant to the terms of the Warrants) shall be distributed out of the Escrow Fund to the Investors as a group (in proportion to their respective Investor Percentage).

         4.2 TRIGGERING EVENTS.

              (a) If during the Second Escrow Period:

              (i) a Company Sale is consummated,

              (ii) either before such Company Sale or simultaneously therewith all indebtedness of the Company under the Notes shall have been repaid and all other monetary obligations under the Notes duly performed in full, and

              (iii) the Realized Sale Value is more than $29,900,000, but less than $32,600,000,

then

                        (A) Additional Warrants to purchase 302,228 Warrant
               Shares (subject to adjustment pursuant to the terms of the Warrants) shall be distributed to the Investors as a group (in proportion to their respective Investor Percentage), and

                        (B) Additional Warrants to purchase 302,228 Warrant
               Shares (subject to adjustment pursuant to the terms of the Warrants) shall be distributed to the Shareholders as a group (in proportion to their respective Shareholder Percentage).

              (b) If during the Second Escrow Period:

              (i) a Company Sale is consummated,

              (ii) either before such Company Sale or simultaneously therewith all indebtedness of the Company under the Notes shall have been repaid and all other monetary obligations under the Notes duly performed in full, and

              (iii) the Realized Sale Value is $32,600,000 or more, then Additional Warrants to purchase 604,456 Warrant Shares (subject to adjustment pursuant to the terms of the Warrants) shall be distributed to the Shareholders as a group (in proportion to their respective Shareholder Percentage).

              (c) If during the Second Escrow Period:

              (i) all indebtedness of the Company under the Notes shall have been repaid and all other obligations under the Notes duly performed in full,

              (ii) each of the following conditions (clauses (A) and B below collectively, the "Liquidity Conditions") is satisfied:

                        (A) there has been a Qualified Public Offering; and

                        (B) the Company has a Qualified Public Float during an
               entire Valuation Period, and

              (iii) the Realizable Market Value is more than $29,900,000, but less than $32,600,000 for at least 20 Trading Days during the same Valuation Period as in clause (ii)(B) above,

then

                        (A) Additional Warrants to purchase 302,228 Warrant
               Shares (subject to adjustment pursuant to the terms of the Warrants) shall be distributed to the Investors as a group (in proportion to their respective Investor Percentage), and

                        (B) Additional Warrants to purchase 302,228 Warrant
               Shares (subject to adjustment pursuant to the terms of the Warrants) shall be distributed to the Shareholders as a group (in proportion to their respective Shareholder Percentage).

             (d)   If during the Second Escrow Period:

              (i) all indebtedness of the Company under the Notes shall have been repaid and all other obligations under the Notes duly performed in full,

              (ii) each of the Liquidity Conditions is satisfied during an entire Valuation Period, and

              (iii) the Realizable Market value is $32,600,000 or more for at least 20 Trading Days during the same Valuation Period used for testing the Liquidity Condition in clause (ii)(B) above, then Additional Warrants to purchase 604,456 Warrant Shares (subject to adjustment pursuant to the terms of the Warrants) shall be distributed to the Shareholders as a group (in proportion to their respective Shareholder Percentage).

              (e) If during the Second Escrow Period:

              (i) all indebtedness of the Company under the Notes shall have been repaid and all other obligations under the Notes duly performed in full,

              (ii) the Shareholders present the Investors with a Bona Fide Offer at a purchase price per Warrant or Warrant Share which, when multiplied by the number of Initial Warrants, would be more than $29,900,000, but less than $32,600,000, and

              (iii) those Investors who accept the Bona Fide Offer have all Warrants and Warrant Shares that they elect to sell (including Additional Warrants, if any) actually purchased by the offeror in accordance with the terms of the Bona Fide Offer, then

                        (A) Additional Warrants to purchase 302,228 Warrant
               Shares (subject to adjustment pursuant to the terms of the Warrants) shall be distributed to the Investors as a group (in proportion to their respective Investor Percentage), and

                        (B) Additional Warrants to purchase 302,228 Warrant
               Shares (subject to adjustment pursuant to the terms of the Warrants) shall be distributed to the Shareholders as a group (in proportion to their respective Shareholder Percentage).

              (f) If during the Second Escrow Period:

              (i) all indebtedness of the Company under the Notes shall have been repaid and all other obligations under the Notes duly performed in full,

              (ii) the Shareholders present the Investors with a Bona Fide Offer at a purchase price per Warrant or Warrant Share which, when multiplied by the number of Initial Warrants, would be $32,600,000 or more, and

              (iii) those Investors who choose to accept the Bona Fide Offer have all Warrants and Warrant Shares that they elect to sell (including Additional Warrants, if any) actually purchased by the offeror in accordance with the terms of the Bona Fide Offer, then Additional Warrants to purchase 604,456 Warrant Shares (subject to adjustment pursuant to the terms of the Warrants) shall be distributed to the Shareholders as a group (in proportion to their respective Shareholder Percentage).

         4.3 RESCISSION. Any distribution of Additional Warrants or Warrant Shares to the Shareholders out the Escrow Fund pursuant to this Article Section 4 shall be rescinded and Additional Warrants and Warrant Shares so received by the Shareholders shall be transferred free of all liens, claims or other encumbrances back to the Escrow Agent for distribution to the Investors as a group (in proportion to their respective Investor Percentage) in accordance with
Section 4.1(b) hereof if at any time after the occurrence of a Triggering Event either (a) the payment by the Company of any portion of the principal of, interest on or premium with respect to the Notes is rescinded or must otherwise be restored or returned by any Investor to the Company or any representative or fiduciary of the Company or any creditor of the Company for any reason, including upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or as a result of the appointment of a receiver, conservator, trustee or similar officer for the Company or any substantial part of its property or otherwise or (b) the payment by the Company or any other Person of any portion of the purchase price of Warrants or Warrant Shares pursuant to a Bona Fide Offer is rescinded or must otherwise be restored or returned by any Investor to the Company or such Person or any representative or fiduciary or any creditor thereof for any reason, including upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or such Person or as a result of the appointment of a receiver, conservator, trustee or similar officer for the Company or such person or any substantial part of its property or otherwise (excluding the occurrence of any of the foregoing if initiated by the Investors).

5.    PROCEDURE FOR DISTRIBUTIONS FROM THE ESCROW FUND.

         5.1 ESTABLISHMENT OF RIGHTS TO DISTRIBUTION OF THE ESCROW FUND. Notwithstanding anything in Sections 3 or 4 hereof to the contrary, whenever the provisions of this Agreement call for a distribution of any portion of the Escrow Fund, the relative rights of the Investors as a group and the Shareholders as a group shall be established by applying the relevant provisions of this Agreement in accordance with the following procedure:

              (a) Any Investor or Shareholder shall have the right to demand from the Escrow Agent in writing (the "Initial Demand") that Additional Warrants be distributed to the Investors or the Shareholders by giving the Escrow Agent written notice thereof, which Initial Demand must specify in reasonable detail:

              (i) the provision of this Agreement giving the demanding party the right to such distribution and the basis for such demand in terms of the documented occurrence or non-occurrence of particular Measuring Events or Triggering Events, and

              (ii) the amount of Additional Warrants that the requesting Investor or Shareholder demands to have distributed out of the Escrow Fund to the Investors as a group and the Shareholders as a group.

              (b) Upon receipt of an Initial Demand the Escrow Agent shall promptly deliver copies thereof to all Investors and Shareholders and to the Company;

              (c) Each Investor and Shareholder and the Company shall then have a period of 30 days after receipt of the Initial Demand to dispute it in writing (the "Protest Notice") by giving the Escrow Agent written notice thereof, which Protest Notice must specify in reasonable detail:

              (i) the basis for such Investor or Shareholder disputing the Initial Demand in terms of the documented occurrence or non-occurrence of particular Measuring Events or Triggering Events or other relevant circumstances, and

              (ii) the amount of Additional Warrants that the disputing Investor or Shareholder demands to have distributed out of the Escrow Fund to the Investors as a group and the Shareholders as a group.

              (d) If any Protest Notice is delivered to the Escrow Agent within the period set forth in clause (c) above, the Escrow Agent shall set aside a portion of the Escrow Fund equal to the Additional Warrants (and/or Warrant Shares) to which the Initial Demand relates and shall not release them until the Escrow Agent shall have received a joint written direction from the Investors and the Shareholders or a binding arbitration award with respect to the underlying dispute as provided in clause (f).

              (e) If no Protest Notice is delivered within the period set forth in clause (c) above, the Initial Demand shall be deemed to have been acknowledged and assented to by all Investors and Shareholders and the Escrow Agent shall proceed promptly with the distribution of a portion of the Escrow Fund equal to the Additional Warrants (and/or Warrant Shares) to which the Initial Demand related in accordance with the relevant provisions of this Agreement and otherwise in the manner set forth in the Initial Demand to the Investors as a group (in proportion to Investor Percentages) and/or to the Shareholders as a group (in proportion to Shareholder Percentages).

              (f) If the Initial Demand is disputed through delivery of a Protest Notice within the period set forth in clause (c) above, the Investors, the Shareholders and the Company shall promptly cooperate in good faith for the purpose of resolving the dispute, which resolution, if in writing and approved by Required Investor Action and Required Shareholder Action, shall be binding upon all parties to this Agreement and not subject to further dispute or review. If the parties cannot resolve the dispute to their mutual satisfaction within forty-five (45) days after the expiration of the 30-day period set forth in clause (c) above, then as their exclusive method of resolving such dispute, the Investors, the Shareholders and the Company shall resort to the Arbitration Process. This provision for arbitration shall be specifically enforceable by the parties, and the determination of the Arbitrator in accordance with the provisions hereof shall be final and binding upon the parties with no right of appeal therefrom.

         5.2 FINAL DISTRIBUTION OF ESCROW FUND. This Agreement shall terminate 30 days after the second anniversary of the Date of Issuance (the "Final Escrow Date"); PROVIDED, HOWEVER, that if there are outstanding disputes concerning disposition of the Escrow Fund on such date, this Agreement shall continue in effect until the date on which all disputes shall have been disposed of in accordance with Section 5.1. On the Final Escrow Date, (a) if no Initial Demand has been received by the Escrow Agent, the entire balance of the Escrow Fund, if any, not previously distributed to the Investors or the Shareholders shall be distributed to the Investors as a group (in proportion to Investor Percentages) and (b) if any portion of the Escrow Fund has been set aside pursuant to Section 5.1(d) above, such portion will continue to be held by the Escrow Agent until distribution thereof can be made as provided in Section 5.1, but the Escrow Agent shall distribute the balance, if any, of the Escrow Fund to the Investors as a group (in proportion to Investor Percentages).

6.    REPRESENTATION AND WARRANTIES.

         Each of the parties to this Agreement severally hereby represent and warrant to each other party hereto that, as of the Date of Issuance and as of the date of any distribution of any portion of the Escrow Fund, such party has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby; this Agreement and each agreement, document and instrument to be executed and delivered by such party pursuant to or as contemplated by this Agreement constitute, or when executed and delivered by such party will constitute, valid and binding obligations of the party, enforceable in accordance with their respective terms.

7.    THE ESCROW AGENT

         7.1 THE ESCROW AGENT. Notwithstanding anything herein to the contrary, the Escrow Agent shall promptly dispose of all or any part of the Escrow Fund as directed in writing jointly signed by the Investors and the Shareholders. The reasonable fees and expenses of the Escrow Agent, including the fees and disbursements of its counsel, if any, in connection with its performance of this Agreement shall be paid by the Company. The Escrow Agent shall not be liable for, and the Shareholders and the Investors shall jointly and severally indemnify the Escrow Agent against, any losses or claims arising out of any action taken or omitted in good faith hereunder and upon the advice of counsel, except for its own gross negligence or willful misconduct. The Escrow Agent may decline to act and shall not be liable for failure to act if in doubt as to its duties under this Agreement. The Escrow Agent may act upon any instrument or signature reasonably believed by it to be genuine and may assume that any person purporting to give any notice or instruction hereunder, reasonably believed by it to be authorized, has been duly authorized to do so. The Escrow Agent's duties shall be determined only with reference to this Escrow Agreement and the Warrants and applicable laws, and the Escrow Agent is not charged with knowledge of, or any duties or responsibilities in connection with, any other document or agreement, including the Purchase Agreement or any agreements executed in connection therewith.

         The Escrow Agent shall have the right at any time to resign hereunder by giving written notice of its resignation to the parties hereto, at the addresses set forth herein or at such other address as the parties shall provide, at least thirty (30) Business Days prior to the date specified for such resignation to take effect. If the parties hereto do not designate a successor escrow agent within said thirty (30) Business Days, the Escrow Agent may appoint a successor escrow agent. Upon the effective date of such resignation, all cash and other payments and all other property then held by the Escrow Agent hereunder shall be delivered by it to such successor escrow agent or as otherwise shall be designated in writing by the parties hereto.

         In the event that the Escrow Agent should at any time be confronted with inconsistent or conflicting claims or demands by the parties hereto, the Escrow Agent shall have the right to interplead said parties in any court of competent jurisdiction and request that such court determine such respective rights of the parties with respect to this Escrow Agreement, and upon doing so, the Escrow Agent shall be released from any obligations or liability to either party as a consequence of any such claims or demands.

         The Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder, either directly or by or through its agents or attorneys. The Escrow Agent shall not be responsible for and shall not be under a duty to examine into or pass upon the validity, binding effect, execution or sufficiency of this Escrow Agreement or of any agreement amendatory or supplemental hereto.

         The Company, the Shareholders and the Investors acknowledge and agree that the Escrow Agent (i) shall not be responsible for any of the agreements referred to herein but shall be obligated only for the performance of such duties as are specifically set forth in this Escrow Agreement; (ii) shall not be obligated to take any legal or other action hereunder which might in its judgment involve any expense or liability unless it shall have been furnished with acceptable indemnification; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and reasonably believed by it to be genuine and to have been signed or presented by the proper person, and shall have no responsibility for determining the accuracy thereof, and (iv) may consult counsel satisfactory to it, including house counsel, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion of such counsel.

         Neither the Escrow Agent nor any of its directors, officers or employees shall be liable to anyone for any action taken or omitted to be taken by it or any of its directors, officers or employees hereunder except in the case of gross negligence or willful misconduct. The Company, the Shareholders and the Investors, jointly and severally, covenant and agree to indemnify the Escrow Agent and hold it harmless without limitations from and against any loss, liability or expense of any nature incurred by the Escrow Agent arising out of or in connection with this Agreement or with the administration of its duties hereunder, including but not limited to legal fees and other costs and expenses of defending or preparing to defend against any claim or liability in the premises, unless such loss, liability or expense shall be caused by the Escrow Agent's willful misconduct or gross negligence. In no event shall the Escrow Agent be liable for indirect, special or consequential damages.

         The Company, the Shareholders and the Investors, jointly and severally, agree to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to payments from the Escrow Fund under this Agreement, and to indemnify and hold the Escrow Agent harmless from and against any taxes, additions for late payment, interest, penalties and other expenses, that may be assessed against the Escrow Agent on any such payment or other activities under this Agreement. The Company, the Shareholders and the Investors undertake to instruct the Escrow Agent in writing with respect to the Escrow Agent's responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting in connection with its acting as Escrow Agent under this Agreement. The Company, the Shareholders and the Investors, jointly and severally, agree to indemnify and hold the Escrow Agent harmless from any liability on account of taxes, assessments or other governmental charges, including without limitation the withholding or deduction or the failure to withhold or deduct same, and any liability for failure to obtain proper certifications or to properly report to governmental authorities, to which the Escrow Agent may be or become subject in connection with or which arises out of this Agreement, including costs and expenses (including reasonable legal fees), interest and penalties.

         The Company agrees to pay or reimburse the Escrow Agent for any legal fees incurred in connection with the preparation of this Agreement and to pay the Escrow Agent's reasonable compensation for its normal services hereunder in accordance with the fee schedule set forth in the letter attached hereto as EXHIBIT E. The Escrow Agent shall be entitled to reimbursement on demand for all reasonable expenses incurred in connection with the administration of the escrow created hereby which are in excess of its compensation for normal services hereunder, including without limitation, payment of any legal fees incurred by the Escrow Agent in connection with resolutions of any claim by any party hereunder.

8.    MISCELLANEOUS

         8.1 GOVERNING LAW AND FORUM. This Agreement shall be governed by the laws of State of Florida without regard to principles of conflicts of laws thereof. Each of the Company, the Investors and the Shareholders (a) hereby irrevocably submits themselves to the jurisdiction of the state courts of the State of Florida and to the jurisdiction of the United States District Courts for the District of Florida, for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or any part or parts hereof, and (b) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that they are not subject personally to the jurisdiction of the above-named courts, that their property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each of the Company, the Investors and the Shareholders hereby consent to service of process by registered mail at the address to which notices are to be given. Each of the Company, the Investors and the Shareholders agree that their submission to jurisdiction and their consent to service of process by mail is made for the express benefit of the other parties hereto. Final judgment against any party hereto in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit, action or proceeding on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and of the amount of any liability of such party therein described or in any other manner provided by or pursuant to the laws of such other jurisdiction. Except with respect to the enforcement of a final judgment as set forth in the immediately preceding sentence, each of the Company, the Investors and the Shareholders agree that any action, suit or other proceeding arising out of or based upon this Agreement, whether at law or in equity, shall be brought and maintained exclusively in the courts referenced in this Section 8.1 and the appellate courts thereto, as applicable.

         8.2 NOTICES, ETC. Except as otherwise provided in this Agreement, notices and other communications under this Agreement shall be in writing and shall be delivered by courier, or mailed by a nationally recognized overnight courier, postage prepaid, addressed, (a) if to any of the Investors, at the address specified on the signature pages attached hereto or such other address as the Investor shall have furnished to the other parties hereto in writing, or
(b) if to any of the Shareholders, at the address specified on the signature pages attached hereto or such other address as the Shareholder shall have furnished to the other parties hereto in writing, or (c) if to the Company, at its address set forth on the signature page attached hereto, to the attention of the Chief Executive Officer, or at such other address, or to the attention of such other officer, as the Company shall have furnished to the other parties hereto in writing, or (d) if to the Escrow Agent, at its address set forth on the signature pages hereto or such other address as the Escrow Agent shall have furnished to the other parties hereto in writing.

         8.3 PRIOR AGREEMENTS SUPERSEDED. This Agreement supersedes all prior understandings and agreements among the parties relating to the subject matter hereof.

         8.4 ASSIGNABILITY. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of (a) the Investors and their respective successors and permitted assigns, (b) the Shareholders and their respective successors and permitted assigns and (c) the Company and its successors and permitted assigns. Notwithstanding the foregoing, nothing in this Agreement is intended to give any person not named herein the benefit of any legal or equitable right, remedy or claim under this Agreement, except as expressly provided herein.

         8.5 CAPTIONS AND GENDER. The captions in this Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter pronoun, as the context may require.

         8.6 EXECUTION IN COUNTERPARTS. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

         8.7 NON-WAIVER. The failure in any one or more instances of a party hereto to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege conferred in this Agreement or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

         8.8 AMENDMENTS. This Agreement (including EXHIBIT B) may not be amended or modified except in writing by Required Investor Action, Required Shareholder Action and the Company. Should the Investors and the Shareholders attempt to change this Agreement in a manner that would either increase the duties or responsibilities of the Escrow Agent or that, in the sole and absolute discretion of the Escrow Agent, it deems undesirable, the Escrow Agent may resign as Escrow Agent in accordance with the terms of Article 7 above.

         8.9 WAIVER OF JURY TRIAL. THE INVESTORS AND THE Shareholders HEREBY WAIVE TRIAL BY JURY IN ANY LITIGATION, SUIT OR PROCEEDING, IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT, THEREOF; PROVIDED, HOWEVER, THAT WITH RESPECT TO ANY COMPULSORY COUNTERCLAIM, EACH PARTY HERETO SHALL HAVE THE RIGHT TO RAISE SUCH COMPULSORY COUNTERCLAIM IN ANY SUCH LITIGATION.

                                  [End of Text]

                                ESCROW AGREEMENT
                             COMPANY SIGNATURE PAGE


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                          OUTSOURCE INTERNATIONAL, INC.,
                                          a Florida corporation

                                        By:/s/ PAUL M. BURRELL
                                           ----------------------
                                           Name:  Paul M. Burrell
                                           Title: President


                                         Address: 1144 East Newport Center Drive
                                                  Deerfield Beach, FL 33442

                                         Telephone: (954) 418-6200
                                         Telecopy:  (954) 418-3365

                                ESCROW AGREEMENT
                            INVESTORS' SIGNATURE PAGE

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                         TRIUMPH-CONNECTICUT
                                         LIMITED PARTNERSHIP

                                         By: Triumph-Connecticut Group, Inc.
                                             its general partner

                                         By: __________________________________
                                         Name:
                                         Title:

                                         Address:  Sixty State Street
                                                   21st Floor
                                                   Boston, MA 02109

                                         Telephone:(617) 557-6000
                                         Telecopy: (617) 557-6020


                                         BACHOW INVESTMENT
                                         PARTNERS III, L.P.

                                         By: Bala Equity Partners, L.P.,
                                             its general partner

                                         By: Bala Equity, Inc., its general
                                             partner

                                         By: /s/  JAY D. SEID
                                             ----------------------------------
                                             Name: Jay D. Seid
                                             Title:   Vice President

                                         Address:  Three Bala Plaza East
                                                   5th Floor
                                                   Bala Cynwyd, PA 19004

                                         Telephone:(610) 660-4900
                                         Telecopy: (610) 660-4930

                                ESCROW AGREEMENT
                            INVESTORS' SIGNATURE PAGE

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                         TRIUMPH-CONNECTICUT
                                         LIMITED PARTNERSHIP

                                         By: Triumph-Connecticut Capital
                                             Advisors, L.P., its general partner

                                         By: /s/ RICHARD J. WILLIAMS
                                            -----------------------------------
                                         Name: Richard J. Williams
                                         Title: Managing Director

                                         Address:  Sixty State Street
                                                   21st Floor
                                                   Boston, MA 02109

                                         Telephone:(617) 557-6000
                                         Telecopy: (617) 557-6020


                                         BACHOW INVESTMENT
                                         PARTNERS III, L.P.

                                         By: Bala Equity Partners, L.P.,
                                             its general partner

                                         By: Bala Equity, Inc., its general
                                             partner

                                         By:___________________________________
                                         Name:
                                         Title:

                                         Address:  Three Bala Plaza East
                                                   5th Floor
                                                   Bala Cynwyd, PA 19004

                                         Telephone:(610) 660-4900
                                         Telecopy: (610) 660-4930

                                ESCROW AGREEMENT
                           ESCROW AGENT SIGNATURE PAGE

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                          STATE STREET BANK AND TRUST
                                          COMPANY OF CONNECTICUT,
                                          NATIONAL ASSOCIATION

                                          By: /s/ CAUNA M. SILVA
                                             ----------------------------------
                                          Name: Cauna M. Silva
                                          Title: Assistant Vice President

                                          Address:   750 Main Street
                                                     Hartford, Connecticut 06103

                                          Telephone:  (860) 244-1822
                                          Telecopy:   (860) 244-1889

                                ESCROW AGREEMENT
                          SHAREHOLDERS' SIGNATURE PAGE


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                              /s/ LAWRENCE H. SCHUBERT
                                          -------------------------------------
                                          Lawrence H. Schubert as Trustee of the
                                          Lawrence H. Schubert Revocable Trust
                                          dated August 25, 1995

                                          Address:    7500 Fenwick Place
                                                      Boca Raton, FL 33496

                                          Telephone:  (561) 477-1512
                                          Telecopy:

/s/NADYA I. SCHUBERT                          /s/ NADYA I. SCHUBERT
------------------------                  -------------------------------------
Nadya I. Schubert                         Nadya I. Schubert as Trustee of the
as co-Trustee of the Robert A.            Nadya I. Schubert Revocable Trust
Lefcort Irrecovable Trust                 dated August 25, 1995
dated February 28, 1996

                                          Address:    7500 Fenwick Place
                                                      Boca Raton, FL 33496

                                          Telephone:  (561) 477-1512
                                          Telecopy:

                                              /s/ ALAN E. SCHUBERT
                                          -------------------------------------
                                          Alan E. Schubert

                                          Address:  305 North Victoria Park Road
                                                    Ft. Lauderdale, FL 33301

                                          Telephone:  (954) 779-2680
                                          Telecopy:

                                ESCROW AGREEMENT
                          SHAREHOLDERS' SIGNATURE PAGE

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                              /s/ LOUIS A. MORELLI
                                          -------------------------------------
                                          Louis A. Morelli

                                          Address:    1807 Belter Court
                                                      Geneva, IL 60134

                                          Telephone:  (630) 262-9130
                                          Telecopy:

                                              /s/ RAYMOND S. MORELLI
                                          -------------------------------------
                                          Raymond S. Morelli

                                          Address:    1807 Belter Court
                                                      Geneva, IL 60134

                                          Telephone:  (630) 262-9130
                                          Telecopy:

                                              /s/ LOUIS J. MORELLI
                                          -------------------------------------
                                          Louis J. Morelli

                                          Address:    1800 Belter Court
                                                      Geneva, IL 60134

                                          Telephone:  (630) 262-8045
                                          Telecopy:

                                ESCROW AGREEMENT
                          SHAREHOLDERS' SIGNATURE PAGE

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                              /s/ LOUIS A. MORELLI
                                          -------------------------------------
                                          Louis A. Morelli as Trustee of the
                                          Louis J. Morelli S Stock Trust dated
                                          January 1, 1995

                                          Address:    1807 Belter Court
                                                      Geneva, IL 60134

                                          Telephone:  (630) 262-9130
                                          Telecopy:

                                              /s/ MARGARET MORELLI JANISCH
                                          -------------------------------------
                                          Margarer Morelli Janisch

                                          Address:    1816 Belter Court
                                                      Geneva, IL 60134

                                          Telephone:  (630) 208-1844
                                          Telecopy:

                                              /s/ LOUIS A. MORELLI
                                          -------------------------------------
                                          Louis A. Morelli as Trustee of the
                                          Margaret Ann Janisch S Stock Trust
                                          dated January 1, 1995

                                          Address:    1807 Belter Court
                                                      Geneva, IL 60134

                                          Telephone:  (630) 262-9130
                                          Telecopy:

                                ESCROW AGREEMENT
                          SHAREHOLDERS' SIGNATURE PAGE

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                              /s/ MATTHEW B. SCHUBERT
                                          -------------------------------------
                                          Matthew B. Schubert

                                          Address:    1529 Windy Hill
                                                      Northbrook, IL 60062

                                          Telephone:  (708) 498-4536
                                          Telecopy:

                                              /s/ JASON D. SCHUBURT
                                          -------------------------------------
                                          Jason D. Schubert as Co-Trustee of
                                          Matthew Schubert OutSource Trust dated
                                          dated November 24, 1995

                                          Address:    1122 N. Clark, Apt. 2809
                                                      Chicago, IL 60134

                                          Telephone:  (312) 640-0675
                                          Telecopy:

                                              /s/ ALAN E. SCHUBERT
                                          -------------------------------------
                                          Alan E. Schubert as Co-Trustee of the
                                          Matthew Schubert OutSource Trust
                                          dated November 24, 1995

                                          Address:    305 North Victoria Park
                                                      Road
                                                      Ft. Lauderdale, FL 33301

                                          Telephone:  (954) 779-2680
                                          Telecopy:

                                ESCROW AGREEMENT
                          SHAREHOLDERS' SIGNATURE PAGE

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                              /s/ MATTHEW B. SCHUBERT
                                          -------------------------------------
                                          Matthew B. Schubertas Co-Trustee of
                                          the Jason Schubert OutSource Trust
                                          dated November 24, 1995

                                          Address:    1529 Windy Hill
                                                      Northbrook, IL 60062

                                          Telephone:  (847) 498-4536
                                          Telecopy:

                                              /s/ ALAN E. SCHUBERT
                                          -------------------------------------
                                          Alan E. Schubert as Co-Trustee of the
                                          Jason Schubert OutSource Trust dated
                                          November 24, 1995

                                          Address:    305 North Victoria Park
                                                      Road
                                                      Ft. Lauderdale, FL 33301

                                          Telephone:  (954) 779-2680
                                          Telecopy:

                                              /s/ MINDI WAGNER
                                          -------------------------------------
                                          Mindi Wagner

                                          Address:    395 Oakcreek Drive
                                                      #6-407
                                                      Wheeling, IL 60090

                                          Telephone:  (847) 398-1410
                                          Telecopy:

                                ESCROW AGREEMENT
                          SHAREHOLDERS' SIGNATURE PAGE

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                              /s/ PAUL M. BURRELL
                                          -------------------------------------
                                          Paul M. Burrell

                                          Address:    5200 Godfrey Road
                                                      Coral Springs, FL 33067

                                          Telephone:  (954) 752-5698
                                          Telecopy:

                                              /s/ ROBERT A. LEFCORT
                                          -------------------------------------
                                          Robert A. Lefcort

                                          Address:    3069 N.W. 25th Terrace
                                                      Boca Raton, FL 33434

                                          Telephone:  (561) 488-0250
                                          Telecopy:

                                              /s/ ROBERT A. LEFCORT
                                          -------------------------------------
                                          Robert A. Lefcort as Co-Trustee of the
                                          Robert A. Lefcort Irrevocable Trust
                                          dated February 28, 1996

                                          Address:    3069 N.W. 25th Terrace
                                                      Boca Raton, FL 33434

                                          Telephone:  (561) 488-0250
                                          Telecopy:

                                                                       EXHIBIT A

                                    EXHIBIT A

NAME OF INVESTOR                                INVESTOR PERCENTAGE

Triumph-Connecticut Limited Partnership               56%

Bachow Investment Partners III, L.P.                  44%

                                                                       EXHIBIT B

NAME OF SHAREHOLDER                SHAREHOLDER PERCENTAGE

Paul M. Burrell                           11.57%
Robert A. Lefcort                          2.11%
Robert A. Lefcort Trust                    1.05%

Lawrence H. Schubert Trust                 9.27%
Nadya Schubert Trust                       9.27%

Alan E. Echubert                          26.06%
Matthew B. Schubert                        1.02%
Mindi Wagner                               1.03%
Matthew Schubert Trust                     4.67%
Jason D. Schubert Trust                    5.69%

Louis A. Morelli                          12.93%
Margaret Janisch                           4.78%
Margaret Janisch Trust                     1.03%
Louis J. Morelli                           3.74%
Louis J. Morelli Trust                     1.02%
Raymond S. Morelli                         4.76%
                                         -------
TOTAL                                    100.00%
                                         =======

                                                                       EXHIBIT C

================================================================================

                                    EXHIBIT C
                                     FORM OF

                              COMMON STOCK WARRANT

                           TO PURCHASE COMMON STOCK OF

                          OUTSOURCE INTERNATIONAL, INC.

                               Certificate No. W-__

                                February 21, 1997



================================================================================

                                TABLE OF CONTENTS

                                                                         PAGE

ARTICLE I -   DEFINITIONS .............................................    1

ARTICLE II -  WARRANT EXERCISE PRICE AND EXERCISE OF WARRANTS .........    6

   Section 2.1  Manner of Exercise ....................................    6
   Section 2.2  Payment of Taxes ......................................    7
   Section 2.3  Fractional Shares of Common Stock .....................    7
   Section 2.4  Certain Rights and Obligations of Holders .............    8
   Section 2.5  Reservation of Warrant Shares .........................    8
   Section 2.6  No Impairment .........................................    8

ARTICLE III - TRANSFERS, EXCHANGES ....................................    8
   Section 3.1 Exchange and Transfer of Warrant Certificates ..........    8
   Section 3.2 Division and Combination ...............................    9
   Section 3.3 Lost, Stolen, Mutilated or Destroyed Warrants ..........    9
   Section 3.4 Cancellation of Warrant ................................    9

ARTICLE IV -  ADJUSTMENTS, NOTICE PROVISIONS; PAYMENT OF CASH DIVIDENDS    9
   Section 4.1 Subdivisions and Combinations ..........................    9
   Section 4.2 Certain Other Distributions ............................   10
   Section 4.3 Issuance of Additional Shares ..........................   11
   Section 4.4 Issuance of Warrants, Options or Other Rights ..........   13
   Section 4.5 Issuance of Convertible Securities .....................   13
   Section 4.6 Adjustment of Number of Warrant Shares .................   14
   Section 4.7 Other Provisions Applicable to Adjustments
               under this Section .....................................   14
   Section 4.8 Reorganization, Reclassification, Merger,
               Consolidation or Disposition of Assets .................   16
   Section 4.9 Payment of Dividends ...................................   17
   Section 4.10 Verification of Computations ..........................   17
   Section 4.11 Notice of Certain Actions .............................   18

ARTICLE V -   REPURCHASE ..............................................   18
   Section 5.1 Conditions of Repurchase ...............................   18
   Section 5.2 Repurchase Price and Payment ...........................   19

ARTICLE VI -  MISCELLANEOUS ...........................................   19
   Section 6.1 Changes to Agreement ...................................   19
   Section 6.2 Assignment .............................................   20
   Section 6.3 Notices, Etc ...........................................   20
   Section 6.4 Defects in Notice ......................................   20
   Section 6.5 Governing Law and Forum ................................   20

                                      (i)

                                                                         PAGE

   Section 6.6 Standing ...............................................   21
   Section 6.7 Headings ...............................................   21
   Section 6.8 WAIVER OF JURY TRIAL....................................   21

SIGNATURES

Exhibit A  Subscription Agreement
Exhibit B  Assignment Form

                                      (ii)

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT IN ACCORDANCE WITH APPLICABLE "BLUE SKY" LAWS AND PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT, (ii) RULE 144 OR RULE 144A UNDER SUCH ACT, OR (iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT RELATING TO SUCH ACT, PROVIDED THAT, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM AND SUBSTANCE IS FURNISHED TO THE COMPANY THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.

Date of Issuance: February 21, 1997                      Certificate No. W-_


                                     WARRANT

                      To Purchase Shares of Common Stock of

                          OUTSOURCE INTERNATIONAL, INC.

         FOR VALUE RECEIVED, OutSource International, Inc., a Florida corporation (the "Company"), hereby grants to ________________ (the "Purchaser"), or registered assigns, the right to purchase from the Company ________________ shares of the Company's Common Stock (as hereinafter defined), at a purchase price of $0.01 per share, all on the terms and conditions and pursuant to the provisions hereinafter set forth. Certain capitalized terms used herein are defined in Article I hereof. The amount of securities purchasable pursuant to the rights granted hereunder and the purchase price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.

                             ARTICLE I - DEFINITIONS

         In addition to any terms defined elsewhere herein, as used in this Warrant the following terms have the respective meanings set forth below:

       "AASI" shall mean that certain Agreement among Shareholders and Investors, dated February 21, 1997, by and among the Company, each of its current shareholders and each of the holders of Warrants.

      "Approval Process" shall mean the process to be used by the Company and the Holder to determine the Current Value in the event that there is a dispute regarding such Current

Value as follows: the Company and the Holder shall choose a nationally recognized, independent investment bank (the "Appraiser") mutually acceptable to such parties, which will determine the Current Value and deliver to each party a fairness opinion with respect to Such Current Value. If the parties cannot agree on a mutually acceptable Appraiser, each of the Company and the Holder shall select a nationally recognized investment banking firm, the two firms so selected shall select a third nationally recognized investment banking firm, and such third firm shall be the Appraiser; PROVIDED, HOWEVER, that if the Approval Process in a particular instance relates to a dispute involving holders of warrants issued pursuant to the Purchase Agreement to the "Purchasers" (as defined therein) in addition to the Holder, then all such holders (including the Holder) must act as a group with the approval of two-thirds-interest of all such holders) All expenses with respect to the Approval Process shall be borne by the Company. The Appraiser will consider the cost of the appraisal and fairness opinion when determining the Current Value. The Approval Process shall proceed on a timely basis with all parties using their best efforts to resolve such disputes as soon as practicable.

         "Assigned Value" shall mean initially $8.87, subject to adjustment pursuant to Article IV hereof.

         "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

         "Charter Documents" shall mean the Company's Articles of Incorporation and the Company's by-laws, each as amended and in effect from time to time.

         "Closing Price" on any date shall mean the last sale price of the Common Stock reported in THE WALL STREET JOURNAL or other trade publication regular way or, in case no such reported sale takes place on such date, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed if that is the principal market for the Common Stock or, if not listed or admitted to trading on any national securities exchange or if such national securities exchange is not the principal market for the Common Stock, the last sale price as reported by the Nasdaq Stock Market ("NASDAQ") or its successor. if any, or if the Common Stock is not so reported, the average of the reported bid and asked prices in the over-the-counter market, as furnished by the National Quotation Bureau, Inc., or if such firm is not then engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business and selected by the Holder or, if there is no such firm, as furnished by any NASD member selected by the Holder.

         "Commission" or "SEC" shall mean the Securities and Exchange Commission on or any other federal agency then administering the Securities Act, the Exchange Act and other federal securities laws.

         "Common Stock" shall mean the Company's Common Stock, par value $0.001 per share, and any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par, stated or liquidation value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

         "Company" shall mean OutSource International, Inc., a Florida corporation, and any successor to the business or assets thereof.

         " Company Sale" shall mean any merger or consolidation of the Company, sale of substantially all outstanding Common Stock, sale of all or substantially all of the assets of the Company or a recapitalization transaction.

         "Convertible Securities" shall mean any and all evidences of indebtedness, shares of capital stock or other securities which are convertible or exercisable into or exchangeable for, with or without payment of additional consideration in cash or property, Common Stock, either immediately or upon the occurrence of a specified date or a specified event or events, other than the Warrants.

         "Current Value" as of any given date shall mean the fair market value of the Common Stock on such date determined as follows: (a) if there has been a Qualified Public Offering, the Company has a Qualified Public Float and the Closing Price for the Common Stock is available, the average of the daily Closing Price of the Common Stock for the twenty (20) consecutive Trading Days ending on the Trading Day immediately prior to the date of determination; PROVIDED, HOWEVER, that if there shall have occurred prior to the date of determination any event described in Sections 4.1 through 4.5 hereof which shall have become effective with respect to market transactions at any time (the "Market-Effect Date") on or within such 20-day period, the Closing Price for each Trading Day preceding the Market-Effect Date shall be adjusted, for purposes of calculating such average, by multiplying such Closing Price by a fraction, of which the numerator shall be the Assigned Value as in effect on the Trading day preceding the date of determination and the denominator of which shall be the Assigned Value as in effect on the Trading Day preceding the Market-Effect Date, it being understood that the purpose of this provision is to ensure that the effect of such event on the market price of the Common Stock shall, as nearly as possible, be eliminated in order that the distortion in the calculation of the Current Value may be minimized; or (b) if there has not been a Qualified Public Offering, the Company does not have a Qualified Public Float or the Closing Price for the Common Stock is not available, the Board of Directors of the Company and the Holder shall independently determine Current Value on the basis of an assumed Company Sale as a whole reflecting external market conditions and the unique characteristics of the Company, as if the Common Stock were freely tradeable in a liquid public market (i.e. without any discount for lack of liquidity or restrictions on free trading or due to the fact that the Company has no class of equity securities registered under the Exchange Act, if such is the case). The value of individual subsidiaries of the Company may be considered but any final determination of Current Value shall derive from a valuation of the Company and its subsidiaries taken as a whole. In the event that clause (b) above applies, each of the Board of Directors of the Company and the Holder shall deliver to the other a report stating the Current

Value as of a specified date and setting forth a brief statement as to the nature and scope of the examination or investigation upon which the determination of such Current Value was made. In the event that such reports disagree as to Current Value, the Company and the Holder shall promptly consult with each other to resolve such disagreement; PROVIDED that, at any time during such consultations, either the Board of Directors of the Company or the Holder may request that the parties determine Current Value pursuant to the Approval Process and upon such request each party shall be obligated to proceed with the Approval Process.

         "Current Warrant Price" shall mean, as of any date, the price at which a share of Common Stock may be purchased pursuant to this Warrant on such date, which initially shall be $0.01, subject to adjustment pursuant to Article IV.

         "Date of Issuance" shall mean the date of issuance of this Warrant set forth above; provided that the Date of Issuance shall be deemed to be the date of issuance of this Warrant regardless of the number of times new certificates representing the unexercised and unexpired rights formerly represented by this Warrant shall be issued.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

         "Exercise Period" shall mean the period during which this Warrant is exercisable pursuant to Section 2. 1.

         "Expiration Date" shall mean February 20, 2002.

         "Holder" shall initially mean the Purchaser and, thereafter, any Person in whose name this Warrant is registered on the books of the Company maintained for such purpose.

         "Majority Holders" shall mean the Holders of Warrants exercisable for in excess of 66.667 of the aggregate number of shares of Common Stock then purchasable upon exercise of all outstanding Warrants.

         "Notes" shall mean the Senior Subordinated Notes issued to the Purchasers on the Date of Issuance pursuant to the Purchase Agreement in the original aggregate principal amount of $25,000,000.

         "Other Property" shall have the meaning set forth in Section 4.8.

         "Person" shall mean any natural person, sole proprietorship, partnership, joint venture, trust, incorporated organization, limited liability company, association, corporation, institution, public benefit corporation, entity or government body (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, commission or department thereof).

         "Purchase Agreement" shall mean that certain Securities Purchase Agreement, dated as of February 21, 1997, among the Company, the Purchaser and the other parties thereto named therein, as modified, supplemented or amended from time to time.

         "Qualified Public Float" shall mean that the Common Stock is registered under Section 12 of the Exchange Act and the average of the daily Closing Price of the Common Stock for thirty (30) consecutive Trading Days ending on the date of determination multiplied by the number of shares of Common Stock outstanding (excluding those held by affiliates as the term is defined under the Exchange Act) and freely transferable in the public market is at least $30.0 million.

         "Qualified Public Offering" shall mean an underwritten public offering
(i) pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock (ii) in which the proceeds received by the Company, net of underwriting discounts and commissions, equal or exceed $25.0 million, (iii) the initial public offering price per share of Common Stock is at least equal to the Assigned Value then in effect and (iv) at least one of the "lead" or managing Underwriters is one of the so called "bulge bracket Wall Street firms".

         "Registration Rights Agreement" shall mean that certain Registration Rights Agreement, dated February 21, 1997, by and among the Company and each of the Holders of Common Stock Warrants.

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Trading Day" with respect to the Common Stock means (i) if the Common Stock is quoted on NASDAQ or any similar system of automated dissemination of quotations of securities prices, a day on which trades may be made on such system, (ii) if the Common Stock is listed. or admitted for trading on any national securities exchange, a day on which such national securities exchange is open for business, or (iii) otherwise any Business Day.

         "Transfer" shall mean any disposition of any Warrant or the shares of Common Stock acquired by the exercise of any purchase rights hereunder or of any interest in either thereof, which would constitute a sale thereof within the meaning of the Securities Act.

         "Common Stock Warrants" or "Warrant" shall mean this Warrant and the other Common Stock Warrants issued on the Date of Issuance pursuant to the Purchase Agreement, and all warrants to purchase Common Stock issued upon transfer, division or combination of, or in substitution for, any thereof. substitution for, any thereof.

         "Voting Securities" shall mean the Common Stock and any other class of equity securities of the Company which, pursuant to the Company's Charter Documents are entitled to notice of any shareholders' meeting or solicitation of consents and to vote upon matters submitted to shareholders for a vote.

         "Warrant Price" shall mean an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of this Warrant pursuant to
Section 2.1 hereof, multiplied by (ii) the Current Warrant Price as of the date of such exercise.

         "Warrant Shares" shall mean the shares of Common Stock purchasable or purchased by the Holder upon the exercise hereof.


          ARTICLE II - WARRANT EXERCISE PRICE AND EXERCISE OF WARRANTS

     Section 2.1 MANNER OF EXERCISE.

              (a) GENERAL. The Holder may exercise, in whole or in part (but not as to a fractional share of Common Stock), the purchase rights represented by this Warrant at any time and from time to time after the Date of Issuance to and including 5:00 p.m., New York City time, on the Expiration Date (such period, the "Exercise Period") on any Business Day.

              (b) SUBSCRIPTION AND PAYMENT OF WARRANT PRICE. In order to exercise this Warrant, in whole or in part, the Holder shall deliver to the Company at its principal office at 1144 East Newport Center Drive, Deerfield Beach, Florida 33442, or at the office or agency designated by Company pursuant to Section 6.3, (i) a written notice of election to exercise this Warrant substantially in the form of Subscription Agreement attached as EXHIBIT A to this Warrant (the "Subscription Agreement"), duly executed by the Holder exercising all or part of the purchase rights represented by this Warrant or such Holder's authorized agent or attorney, which notice shall specify the number of shares of Common Stork to be purchased, (ii) payment of the Warrant Price, (iii) this Warrant, and (iv) if Warrant is not registered in the name of the Purchaser, an Assignment or Assignments substantially in the form of the Assignment attached as EXHIBIT B to this Warrant (the "Assignment") evidencing the assignment of this Warrant to the Person exercising all or part of the purchase rights represented hereby in which case the Holder shall have complied with all requirements of Section 3.1 hereof. Such Warrant Price shall be paid in full (i) by wire transfer, cash, check, or money order, payable in United States currency to the order of the Company, (ii) by the Holder authorizing the Company to withhold from issuance that number of shares of Warrant Shares issuable upon such exercise of this Warrant which when multiplied by the Assigned Value of the Warrant Shares is equal to the Warrant Price (and such withheld shares shall no longer be issuable under this Warrant) or (iii) by any combination of the foregoing.

              (c) DELIVERY OF CERTIFICATES. Upon receipt thereof, the Company shall, as promptly as practicable, and in any event within ten (10) Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to the Holder a certificate or certificates representing the aggregate number of shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. The certificates so delivered shall be, to the extent possible, in such denomination or denominations as such Holder shall request in the notice and shall be registered in the name of such Holder or such other name as shall be designated in the notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares of Common Stock for all purposes, as of the date the notice, together with the Warrant Price and this Warrant, is received by the Company as described above. The issuance of certificates for shares of Common Stock shall be made without charge to the Holder for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related is of shares of Common Stock.

              (d) NEW WARRANTS. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to the Holder a new Warrant evidencing the unexercised rights of the Holder to purchase the balance of the shares of Common Stock for which this Warrant is then exercisable, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant and the same returned to the Holder. Notwithstanding any provision herein to the contrary, the Company shall not be required to register Warrant Shares issued hereunder in the name of any Person who acquired this Warrant (or part hereof) or any Warrant Shares otherwise than in accordance with this Warrant.

         Section 2.2 PAYMENT OF TAXES. All shares of Common Stock issuable upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued, fully paid and non-assessable and free from all liens and charges with respect to the issuance thereof. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issue or delivery thereof; provided, however, that the Company shall not be required to pay any federal, state or local income taxes incurred by the Holder in connection with the issuance or delivery of such shares. In addition, the Company shall not be required to pay any tax or other charge imposed in connection with any transfer involved in the issuance of any Warrant Shares issuable upon exercise of this Warrant in any name other than that of the Holder, and in such case the Company shall not be required to issue or deliver any certificate representing Warrant Shares until such tax or other charge has been paid or it has been established to the satisfaction of Company that no such tax or other charge is due.

         Section 2.3 FRACTIONAL SHARES OF COMMON STOCK. The Company shall not be required to issue fractional shares of Common Stock upon exercise of any Warrant. As to any fraction of a share of Common Stock which the Holder of one or more Warrants, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction (which shall be deemed to be a fraction of the last share of Common Stock issued) in an amount equal to the same fraction of the Current Value per share of Common
Stock on the date of exercise.

         Section 2.4 CERTAIN RIGHTS AND OBLIGATIONS OF HOLDERS. The Holders of the Warrants and the Warrant Shares shall (a) have such rights with respect to the registration thereof under the. Securities Act as are set forth in the Registration Rights Agreement and such rights with respect to corporate governance of the Company and transactions involving Common Stock as are set forth in the AASI and (b) have such obligations with respect to the sale of a portion of this Warrant and/or the Warrant Shares as are set forth in the Call Agreement.

         Section 2.5 RESERVATION OF WARRANT SHARES. The Company shall at all times reserve and keep available, free from preemptive rights, for issuance upon the exercise of Warrants, the maximum number of its authorized but unissued shares or treasury shares, or both, of Common Stock which may then be issuable upon the exercise in full of all outstanding Warrants. The Company shall from time to time take all action which may be necessary or appropriate so that the Warrant Shares, immediately upon their issuance following an exercise of Warrants, will be listed or quoted, as the case may be, on the principal securities exchanges or markets within the United States of America, if any, on which other shares of Common Stock are then listed.

         Section 2.6 NO IMPAIRMENT. The Company shall not by any action, including, without limitation, amending its Charter Documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the of all such actions as may be necessary or appropriate to protect the rights of the Holders against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares receivable upon the exercise of the Warrants above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares upon the exercise of any Warrant, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under the Warrants. Notwithstanding the foregoing paragraph, the Company shall not be required to issue Warrant Shares upon the exercise of any Warrant if such issuance would result in a violation by the Company of any applicable law.


                       ARTICLE III - TRANSFERS, EXCHANGES

         Section 3.1 EXCHANGE AND TRANSFER OF WARRANT CERTIFICATES. The Warrants (and any Warrant Shares issued upon exercise of the Warrants) shall bear such restrictive legend or legends as may be required by the Purchase Agreement and as may be required by law and shall be transferable only in accordance with the terms of this Agreement. the Purchase Agreement and the AASI. Subject to such restrictions, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Holder, upon surrender of this Warrant with a properly executed Assignment at the principal office of the Company. Upon such surrender, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be canceled. A Warrant, if properly assigned in compliance herewith, may be exercised by a new Holder without having a new warrant issued.

         Section 3.2 DIVISION AND COMBINATION. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 3.1 as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

         Section 3.3 LOST, STOLEN, MUTILATED OR DESTROYED WARRANTS. If any Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue, execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Warrant, or in lieu of or in substitution for a lost, stolen or destroyed Warrant, a new Warrant representing equivalent rights of the Holder. If required by the Company, the Holder of the mutilated, lost, stolen or destroyed Warrant must provide indemnity sufficient to protect the Company from any loss which it may suffer if the Warrant is replaced. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

         Section 3.4 CANCELLATION OF WARRANT. Any Warrant surrendered upon the exercise or for exchange or transfer, or purchased or otherwise acquired by the Company, shall be canceled and shall not be reissued by the Company; and, except as provided herein in case of the partial exercise of the Warrants or upon an exchange or transfer, no Warrant shall be issued hereunder in lieu of such canceled Warrant. Any Warrant so canceled shall be destroyed by the Company.


     ARTICLE IV - ADJUSTMENTS, NOTICE PROVISIONS; PAYMENT OF CASH DIVIDENDS

         Section 4.1 SUBDIVISIONS AND COMBINATIONS. If at any time Company shall:

              (a) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock;

              (b) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock;

              (c) issue any shares of equity securities pursuant to a reclassification of shares of Common Stock; or

              (d) declare a dividend or make a distribution on outstanding shares of Common Stock in shares of Common Stock;

         (any of the events described in the foregoing clauses (a) through (d) an "Extraordinary Common Stock Event"), then the Current Warrant Price and the Assigned Value shall each be adjusted by multiplying the then effective Current Warrant Price or Assigned Value, as applicable, by a fraction, the numerator of which shall be the number of shares of Common Stock of all classes outstanding immediately before such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock of all classes outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Current Warrant Price and Assigned Value, respectively. The Current Warrant Price and Assigned Value, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

         Section 4.2 CERTAIN OTHER DISTRIBUTIONS. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

              (a) cash (other than a cash distribution or dividend payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of Company which the Holder shall receive pursuant to Section 4.9 hereof);

              (b) any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than cash, Convertible Securities or Common Stock); or

              (c) any warrants or other rights to subscribe for or purchase any evidence of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than cash, Convertible Securities or Common Stock);

then the Current Warrant Price and the Assigned Value shall each be adjusted, so that in each such event lawful and adequate provision shall be made so that the Holder shall receive upon exercise of this Warrant, in addition to the number of shares of Common Stock receivable thereupon, the amount or quantity of cash, evidences of indebtedness, securities, warrants, rights or other property which they would have received had this Warrant been exercised on the date of and immediately prior to such event and had they thereafter, during the period from the date of such event to and including the date of actual exercise of this Warrant, retained such cash, evidences of indebtedness, securities, warrants, rights or other property receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Article IV with respect to the rights of the Holder of this Warrant. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by Company to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 4.2 and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 4.1.

         Section 4.3 ISSUANCE OF ADDITIONAL SHARES.

              (a) Except as provided below in clause (b) of this Section 4.3, if the Company shall, at anytime while this Warrant is outstanding, issue any additional shares of Common Stock of any class at a price per share less than the Assigned Value in effect immediately prior to such issuance or sale, then in each such case the Current Warrant Price or Assigned Value shall each be reduced to an amount determined by multiplying the Current Warrant Price or Assigned Value, as applicable, by a fraction:

                   (i) the numerator of which shall be (x) the number of shares of Common Stock outstanding (excluding treasury shares) immediately prior to the issuance of such additional shares of Common Stock, plus
          (y) the number of shares of Common Stock issuable upon exercise in full of all outstanding Warrants, plus (z) the number of shares of Common Stock which the net aggregate consideration received by the Company for the total number of such additional shares of Common Stock so issued would purchase at the Assigned Value (prior to adjustment), and

                   (ii) the denominator of which shall be (x) the number of shares of Common Stock outstanding (excluding treasury shares) immediately prior to the issuance of such additional shares of Common Stock, plus (y) the number of shares of Common Stock issuable upon exercise in full of all outstanding Warrants, plus (z) the actual number of such additional shares of Common Stock so issued.

         For the purpose of this Section 4.3(a), the issuance of any warrants, options or other subscription or purchase rights with respect to shares of Common Stock of any class and the issuance of any Convertible Securities (or the issuance of any warrants, options or any rights with respect to such Convertible Securities) shall be deemed an issuance at such time of such Common Stock if the Net Consideration Per Share (determined as provided in Section 4.7(a)) which may be received by the Company for such Common Stock shall be less than the Assigned Value at the time of such issuance and, except as hereinafter provided, an adjustment in each of the Current Warrant Price and Assigned Value shall be made upon each such issuance of warrants, options, rights or Convertible Securities in the manner provided in this

Section 4.3(a) as if such Common Stock were issued at such Net Consideration per Share. No adjustment of the Current Warrant Price or Assigned Value shall be made under this Section 4.3(a) upon the issuance of any additional shares of Common Stock which are issued pursuant to the exercise of any such warrants, options or other rights or pursuant to the exercise of any conversion or exchange rights in any. such Convertible. Securities if any adjustment shall previously have been made upon the issuance of such warrants, options or other rights or Convertible Securities. Any adjustment of the Current Warrant Price and Assigned Value made in accordance with this paragraph of this Section 4.3(a) shall be disregarded if, as, and when the rights to acquire shares of Common Stock upon exercise or conversion of the warrants, options, rights or Convertible Securities which gave rise to such adjustment expire or are canceled without having been exercised, so that the Current Warrant Price and Assigned Value, respectively, effective immediately upon such cancellation or expiration shall be equal to the Current Warrant Price and Assigned Value in effect immediately prior to the time of the issuance of the expired or canceled warrants, options, rights or Convertible Securities, with such additional adjustments as would have been made to that Current Warrant Price and Assigned Value had the expired or canceled warrants, options, rights or Convertible Securities never been issued. In the event that the terms of any warrants, options, other rights or Convertible Securities previously issued by the Company are changed (whether by their terms or for any other reason) so as to change the Net Consideration Per Share payable with respect thereto (whether or not the issuance of such warrants, options, rights or Convertible Securities originally gave rise to an adjustment of the Current Warrant Price and Assigned Value), the Current Warrant Price and Assigned Value shall be recomputed as of the date of such change, so that the Current Warrant Price and Assigned Value, respectively, effective immediately upon such change shall be equal to the Current Warrant Price and Assigned Value in effect at the time of the issuance of the warrants, options, rights or Convertible Securities subject to such change, adjusted for the issuance thereof in accordance with the terms thereof after giving effect to such change, and with such additional adjustments as would have been made to the Current Warrant Price and Assigned Value had the warrants, options, rights or Convertible Securities been issued on such changed terms.

              (b) The terms of this Section 4.3 shall not apply to (i) the issuance by the Company of options to acquire up to an aggregate of 1,090,878 shares of Common Stock to employees, directors or consultants of the Company or any Subsidiary pursuant to stock purchase or stock option plans approved by the Board of Directors (including shares which may be issued under options to purchase an aggregate of 515,169 shares of Common Stock outstanding on the Date of Issuance) and the shares of Common Stock issuable upon exercise thereof (such number being subject to increase by the amount of shares purchasable under any outstanding options which are terminated without being exercised, and subject to adjustment for any stock dividend, stock split, subdivision, combination or other recapitalization of the Common Stock of the Company), so long as the exercise price of any such options granted after the Date of Issuance is not less, than the Current Value at the time of grant or (ii) any issuance of Common Stock pursuant to the exercise of Warrants. The maximum number of shares which shall not be deemed to be an issuance of additional shares pursuant to the foregoing shall be subject to appropriate adjustment with respect to any as-yet unissued shares in the event of any Extraordinary Common Stock Event. No adjustment of the Current Warrant Price or the Assigned Value shall be made under paragraph (a) of this Section 4.3 under any of the circumstances which would constitute an Extraordinary Common Stock Event.

         Section 4.4 ISSUANCE OF WARRANTS, OPTIONS OR OTHER RIGHTS . If at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which Company is the surviving corporation) issue or sell, any warrants, options or other rights to subscribe for or purchase any Common Stock or any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, then the Current Warrant Price and the Assigned Value shall each be adjusted as provided in Section 4.3 on the basis that the maximum number of shares of Common Stock issuable pursuant to all such warrants, options or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and the Company shall have received all of the consideration payable therefor, if any, as of the date of issuance of such warrants, options or other rights. No further adjustment of the Current Warrant Price or Assigned Value shall be made upon the actual issuance of shares of Common Stock or Convertible Securities upon exercise of such warrants, options or other rights.

         Section 4.5 ISSUANCE OF CONVERIBLE SECURITIES. If at any time Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which Company is the surviving corporation) issue or sell, any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, then the Current Warrant Price and the Assigned Value shall be adjusted as provided in
Section 4.3 on the basis that the maximum number of shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and the Company shall have received all of the consideration payable therefor, if any, as of the date of issuance of such Convertible ties. No adjustment of the Current Warrant Price or the Assigned Value shall be made under this Section 4.5 upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to Section 4.4. No other adjustments of the Current Warrant Price or the Assigned Value shall be made upon the actual issue of such shares of Common Stock upon (i) conversion or exchange of such Convertible Securities and, if any issue or sale of such Convertible Securities is made upon exercise of any warrant or other right to subscribe for or to purchase any such Convertible Securities for which adjustments of the number of shares of Common Stock for which this Warrant is exercisable and the Current Warrant Price and the Assigned Value have been or are to be made pursuant to other provisions of this Article IV, no further adjustments of the Current Warrant Price or the Assigned Value shall be made by reason of such issue or sale or (ii) the actual conversion or exchange of Convertible Securities at less than the Assigned Value at the time of such conversion or exchange if such Convertible Securities were initially issued at Assigned Value and no adjustment was required to be made at the time of such issuance pursuant to the provisions of this Article IV.

         Section 4.6 ADJUSTMENT OF NUMBER OF WARRANT SHARES. Upon each adjustment of the Current Warrant Price and Assigned Value pursuant to this
Article IV, this Warrant shall thereupon evidence the right to purchase that number of Warrant Shares (calculated to the nearest hundredth of a share) obtained by multiplying the number of Warrant Shares purchasable immediately prior to such adjustment upon exercise of this Warrant by the Assigned Value in effect immediately prior to such adjustment and dividing the product so obtained by the Assigned Value in effect immediately after such adjustment.

         Section 4.7 OTHER PROVISIONS APPLICABLE TO ADJUSTMENTS UNDER THIS SECTION. The following provisions shall be applicable to the making of adjustments of the Current Warrant Price and the Assigned Value provided for in this Article IV:

              (a) COMPUTATION OF CONSIDERATION. To the extent that any shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase any additional shares of Common Stock or any Convertible Securities shall be issued for cash consideration, the consideration received by the Company therefor shall be deemed to be the amount of the cash received by the Company therefor, or, if such additional shares of Common Stock or Convertible Securities are offered by the Company for subscription, the subscription price, or, if such additional shares of Common Stock or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued dividends and without taking into account any compensation, discounts or expenses paid or incurred by Company for and in the underwriting of, or otherwise in connection with, the issuance thereof). To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors of the Company (excluding therefrom any director designated by the transferee thereof). In case any additional shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase such additional shares of Common Stock or Convertible Securities shall be issued in connection with any merger in which Company issues any securities, the amount of consideration therefor shall be deemed to be the fair value, as determined in good faith by the Board of Directors of the Company (excluding therefrom any director designated by the transferee thereof for the purpose of voting on such matter but not for the purpose of determining whether a quorum is present at such meeting), of such portion of the assets and business of the nonsurviving corporation as such Board in good faith shall determine to be attributable to such additional shares of Common Stock, Convertible Securities, warrants or other rights, as the case may be. The Net Consideration Per Share which may be received by the Company for any additional shares of Common Stock issuable pursuant to any warrant, option or other subscription or purchase right or any Convertible Securities shall be determined as follows:

                   (i) The Net Consideration Per Share shall mean the amount equal to the total amount of consideration, if any, received by the Company for the issuance of such warrants, options, tights or Convertible Securities, plus the minimum amount of consideration. if any payable to the Company upon exercise or conversion thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such warrants, options or other rights or Convertible Securities were exercised or converted at such Net Consideration Per Share; and

                   (ii) The Net Consideration Per Share which may be received by the Company shall be determined in each instance as of the date of issuance of warrants, options. rights or Convertible Securities without giving effect to any possible future price adjustments or rate adjustments which may be applicable with respect to such warrants. options, rights or Convertible Securities and which are contingent upon future events; provided that in the case of an adjustment to be made as a result of a change in terms of such warrants, options, rights or Convertible Securities, the Net Consideration Per Share shall be recalculated as of the date of such change.

In case of the issuance at any time of any additional shares of Common Stock or Convertible Securities in payment or satisfaction of any dividends upon any class of stock other than Common Stock, the Company shall be deemed to have received for such additional shares of Common Stock or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.

              (b) WHEN ADJUSTMENTS SHALL BE MADE. The adjustments required by this Article IV shall be made whenever and as often as any specified event requiring an adjustment shall occur. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

              (c) WHEN ADJUSTMENT NOT REQUIRED. If Company shall take a record of the holders of its shoes of Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before such distribution, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled,

              (d) WHEN ADJUSTMENTS CARRIED FORWARD. No adjustment in the Current Warrant Price or the Assigned Value in accordance with the provisions of this
Article IV need be made unless such adjustment would amount to a change of at least 1% therein; PROVIDED, HOWEVER, that the amount by which any adjustment is not made by reason of the provisions of this Section 4.7(d) shall be carried forward and taken into account at the time of any subsequent adjustment in the Current Warrant Price or the Assigned Value.

              (e) CERTIFICATE OF ADJUSTMENTS. Whenever any adjustment is to be made pursuant to this Article IV, the Company shall prepare and deliver to the Holder a certificate executed by the Chief Financial Officer of the Company at least fifteen (15) days prior thereto, such notice to include in reasonable detail (i) the events precipitating the adjustment, (ii) the computation of any adjustments (including a description of the basis on which the Board of Directors of the Company determined the fair value of any evidences of indebtedness, shares of stock, other securities or property or options, warrants or other subscription or purchase rights referred to in this Article IV), (iii) the Current Warrant Price and Assigned Value immediately before and immediately after the adjustment, and (iv) the number of shares of Common Stock or the securities or other property purchasable upon exercise of this Warrant before and after giving effect to such adjustment. Such Certificate shall be accompanied by the accountant's verification required by Section 4. 10 hereof.

         Section 4.8 REORGANIZATION, RECLASSIFICATION, MERGER, CONSOLIDATION OR DISPOSITION OF ASSETS.

              (a) In case Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another partnership or corporation, or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another partnership or corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of shares of Common Stock, then each Holder shall have the right thereafter to receive, in the Holder's sole and absolute discretion, either (i) a new Warrant from the successor company identical in substance and terms to this Warrant or (ii) a new warrant upon exercise of which the Holder would receive the number of shares of common stock or partnership interests of the successor or acquiring corporation or partnership in or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be agreed between the Company and the Holder of this Warrant in order to provide for adjustments of shares of Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Article IV. For purposes of this Section 4.8, "common stock of the successor or acquiring corporations" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible, into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 4.8 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

              (b) If the Common Stock issuable upon exercise of this Warrant shall be changed by the Company into the same or different number of shares of any class or classes of stock, whether by reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Article IV), then and in each such event the Holder shall have the right thereafter to exercise this Warrant for the kind and amount of shares of stock and other securities and property receivable upon such reclassification or other change, by holders of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such reclassification or change, all subject to further adjustment as provided herein.

         Section 4.9 PAYMENT OF DIVIDENDS. If at any time when this Warrant is outstanding, the Company shall declare one or more dividends on its Common Stock payable in cash out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Company, or payable in other property of the Company, the Company shall on the payment date or dates for such dividend or dividends make a special distribution in cash to the Holder of this Warrant on the record dated for such dividend or dividends in an amount equal to the product of (a) with respect to cash dividends, (i) the amount of cash to be paid pursuant to such dividend to each share of Common Stock then outstanding multiplied by (ii) the number of shares of Common Stock for which this Warrant is exercisable as of such record date or
(b) with respect to dividends payable in other property of the Company, (i) the fair market value (determined in good faith by the Company's Board of Directors) of such other property payable to each share of Common Stock then outstanding multiplied by (ii) the number of shares of Common Stock for which this Warrant is exercisable as of such record date.

         Section 4.10 VERIFICATION OF COMPUTATIONS. The Company shall select a nationally recognized firm of independent public accountants (which may be the Company's regular accountants), which selection may be changed from time to time, to verify each computation and/or adjustment made in accordance with this
Article IV. The certificate, report or other written statement of any such firm shall be conclusive evidence of the correctness of any computation made under this Article IV. Promptly upon its receipt of such certificate, report or statement from such firm of independent public accountants, the Company shall deliver a copy thereof to the Holder.

         Section 4.11 NOTICE OF CERTAIN ACTIONS. In the event the Company shall:

              (a) declare any dividend payable in stock to the holders of its Common Stock or make any other distribution in property other than cash to the holders of its Common Stock; or

              (b) offer to the holders of its Common Stock rights to subscribe for or purchase any shares of any class of stock or any other rights or options; or

              (c) effect any reclassification of its Common Stock (other than a reclassification involving merely the subdivision or combination of outstanding shares of Common Stock) or any capital reorganization or any consolidation or merger (other than a merger in which no distribution of securities or other property is made to holders of Common Stock), or any sale, transfer or other disposition of its property, assets and business substantially as an entirety, or the liquidation, dissolution or winding up of the Company;

then, in each such case, the Company shall cause notice of such proposed action to be mailed to the Holder at least thirty (30) days prior to such action. Such notice shall specify the date on which the books of the Company shall close, or a record be taken, for determining holders of Common Stock entitled to receive such stock dividend or other distribution or such rights or options, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, dissolution, winding up or exchange shall take place or commence, as the case may be, and the date as of which it is expected that holders of record of Common Stock shall be entitled to receive securities or other property deliverable upon such action, if any such date has been fixed.


                             ARTICLE V - REPURCHASE

         Section 5.1 CONDITION OF PURCHASES.

              (a) If on or prior to February 20, 2001, neither a Qualified Public Offering nor a Company Sale has been consummated, at any time between February 21, 2001, and February 20, 2003, (the "Optional Repurchase Date'), the Holder shall have the right to require the Company to purchase in whole or from time to time in part, this Warrant or, if applicable, the unexercised portion of this Warrant and, if this Warrant has been exercised in whole or in part prior to the Optional Repurchase Date, the Warrant Shares purchased upon such exercise or exercises in accordance with the following provisions. If the Holder desires to exercise its rights pursuant to this Article V, the Holder shall notify the Company in writing, indicating the number of Warrants and/or Warrant Shares to be repurchased in such combined amounts of Warrants and Warrant Shares representing at least 1,000 shares of Common Stock or integral multiples thereof. The Company shall use its best efforts to determine the Current Value as of the Optional Repurchase Date within 45 days after receipt of such notice and shall notify the Holder of the Current Value in writing promptly following its final determination. The Holder shall have the right to withdraw its notice of repurchase within ten (10) days after receipt of the notice of determination of the Current Value. The repurchase price shall be calculated and paid as set forth in Section 5.2 hereof. In the event that repurchase pursuant to this
Article V shall be unlawfull in whole or in part for any reason, the obligation of the Company to make such repurchase shall continue in effect without restriction as to date or year until such time or times as such repurchase (or any portion thereof not yet made) shall no longer be unlawful, and the Company shall promptly make such repurchase at such time as it becomes lawful, to the extent it is lawful at that time.

         Section 5.2 REPURCHASE PRICE AND PAYMENT.

              (a) The repurchase price shall be equal to the product of the Current Value multiplied by the sum of (i) the aggregate number of Warrant Shares for which the unexercised portion of this Warrant is then exercisable and which are to be repurchased pursuant to this Article V and (ii) the aggregate number of Warrant Shares purchased upon exercise of this Warrant which are to be repurchased pursuant to this Article V.

              (b) The Holder shall surrender the certificate or certificates representing this Warrant and all Warrant Shares to be repurchased to the Company and thereupon the repurchase price as set forth in this Section 5.2 shall be paid to the order of the Holder. The repurchase price shall be payable at the option of the Company in cash or through delivery to the Holder of a promissory note (the "Put Note") with the following terms: (i) final maturity: three (3) years from date of issuance; (ii) interest: payable in cash quarterly in arrears at the rate of 13.0% per annum; (ii) principal amortization: ten (10) equal quarterly installments payable in cash, with the first installment due six
(6) months after the date of issuance and the last installment due on the final maturity date; and (iv) ranking: subordinated to senior indebtedness on substantially the same terms as the Notes. The Put Note shall contain such other terms and conditions at least as favorable to the Holder as the Notes and otherwise shall have such other terms and conditions as the Holder and the Company shall reasonably agree.


                           ARTICLE VI - MISCELLANEOUS

         Section 6.1 CHANGES TO AGREEMENT. The Company, when authorized by its Board of Directors, with the written consent of the Holder may amend or supplement this Agreement. The Company may, without the consent or concurrence of the Holder, by supplemental agreement or otherwise, make any changes or corrections in this Agreement that the Company shall have been advised by counsel (i) are required to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained, (ii) add to the covenants and agreements of the Company in this Warrant such further covenants and agreements thereafter to be observed, or
(iii) result in the surrender of any right or power reserved to or conferred upon the Company in this Warrant, in each case which changes or corrections do not and will not adversely affect, alter or change the rights, privileges or immunities of the Holder.

         Section 6.2 ASSIGNMENT. All the covenants and provisions of this Warrant by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and assigns.

         Section 6.3 NOTICES, ETC. Except as otherwise provided in this Agreement, notices and other communications under this Agreement shall be in writing and shall be delivered by courier, or mailed by a nationally recognized overnight courier, postage prepaid, addressed, (a) if to any of the Holders, at the address specified on the signature pages attached hereto or such other address as the Holder shall have furnished to the Company in writing, or (b) if to the Company, at its address set forth on the signature page attached hereto, to the attention of the Chief Executive Officer, or at such other address, or to the attention of such other officer, as the Company shall have furnished to the Holders in writing. This Agreement and the other Transaction Documents and all documents delivered in connection herewith or therewith embody the entire agreement and understanding between the Holders, and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

         Section 6.4 DEFECTS IN NOTICE. Failure to file any certificate or notice or to mail any notice, or any defect in any certificate or notice pursuant to this Agreement shall not affect in any way the rights of the Holder or the legality or validity of any adjustment made pursuant to Article IV hereof, or any transaction giving rise to any such adjustment, or the legality or validity of any action taken or to be taken by the Company.

         Section 6.5 GOVERNING LAW AND FORUM. This Warrant shall be governed by the laws of State of Florida without regard to principles of conflicts of laws thereof. Each of the Company and the Holders (a) hereby irrevocably submits itself to the jurisdiction of the state courts of the State of Florida and to the jurisdiction of the United States District Courts for the District of Florida, for the purpose of any suit, action or other proceeding arising out of or based upon this Warrant or any part or parts hereof brought by any of the parties hereto, (b) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Warrant or the subject matter hereof may not be enforced in or by such court, and (c) hereby waives any offsets or counterclaims in any such action, suit or proceeding (other than compulsory counterclaims). Each of the Company and the Holders hereby consents to service of process by registered mail at the address to which notices are to be given. Each of the Company and the Purchasers agrees that its submission to jurisdiction and its consent to service of process by mail is made for the express benefit of the other parties hereto. Final judgment against any of the Company or the Holders in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit, action or proceeding on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness or liability of such party therein described or in any other manner provided by or pursuant to the laws of such other jurisdiction. Except with respect to the enforcement of a final judgment as set forth in the immediately preceding sentence, the Company agrees that any action, suit or other proceeding arising out of or based upon this Warrant, whether at law or in equity, shall be brought and maintained exclusively in the courts referenced in this Section 6.5 and the appellate courts thereto, as applicable.

         Section 6.6 STANDING. Nothing in this Warrant expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company and the Holder of any right, remedy or claim under or by reason of this Warrant or of any covenant, condition, stipulation, promise or agreement contained herein; and all covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Company and its successors, and the Holder.

         Section 6.7 HEADINGS. The descriptive headings of the articles and sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         Section 6.8 WAIVER OF JURY TRIAL. EACH OF THE COMPANY AND THE HOLDER HEREBY WAIVES TRIAL BY JURY IN ANY LITIGATION, SUIT OR PROCEEDING, IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS WARRANT, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT, THEREOF; PROVIDED, HOWEVER, THAT WITH RESPECT TO ANY COMPULSORY COUNTERCLAIM THE COMPANY OR THE HOLDER, AS APPLICABLE, SHALL HAVE THE RIGHT TO RAISE SUCH COMPULSORY COUNTERCLAIM IN ANY SUCH LITIGATION.

                                 [End of Text]

                                    WARRANT
                             COMPANY SIGNATURE PAGE


         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of the day and year first above written.

                                       OUTSOURCE INTERNATIONAL, INC., a
                                       Florida Corporation

                                       By:_________________________________
                                       Name:    Paul M. Burrell
                                       Title:   President

                                      Address:  1144 East Newport Center Drive
                                                Deerfield Beach, FL 33442

                                      Telephone:(954) 418-6200
                                      Telecopy: (954) 418-3365

                                     WARRANT
                            PURCHASER SIGNATURE PAGE



Accepted and Agreed as of the
  date first written above


BACHOW INVESTMENT
PARTNERS III, L.P.

By:  Bala Equity Partners, L.P., its
     general partner

By:  Bala Equity, Inc., its general
     partner

By:  ________________________
     Name:
     Title:

Address:  Three Bala Plaza East
          5th Floor
          Bala Cynwyd, PA 19004

Telephone:(610) 660-4900
Telecopy: (610) 660-4930

Attention: ____________________

                                    EXHIBIT A
                             SUBSCRIPTION AGREEMENT

         The undersigned hereby irrevocably elects to exercise this Warrant and to purchase ___________________________________________ of the shares of Common
Stock issuable upon the exercise of said Warrant, and requests that certificates for such shares of Common Stock be issued and delivered as follows:

ISSUE TO:_____________________________________________________________
                                     (NAME)

______________________________________________________________________
                          (ADDRESS, INCLUDING ZIP CODE)

______________________________________________________________________
                  (SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)

DELIVER TO:__________________________________________________________
                                     (NAME)

at_____________________________________________________________________
                          (ADDRESS, INCLUDING ZIP CODE)


         If the number of shares of Common Stock issued hereby is less than the shares of Common Stock represented by this Warrant, the undersigned requests that a new Warrant representing the number of full shares of Common Stock not exercised be issued and delivered as set forth below.

         In full payment of the purchase price with respect to the shares of Common Stock exercised and transfer taxes, if any, the undersigned hereby tenders payment of $_______ (i) by wire transfer, cash, certified check, cashiers check or money order payable in United States currency to the order of the Company, (ii) by authorizing the Company to withhold from such issuance a number of shares of Common Stock issuable upon exercise of the Warrant which when multiplied by the Current Value of the Common Stock is equal to the Warrant Price (and such withheld shares shall no longer be issuable under the Warrant), or (iii) by a combination of the foregoing.

                                SUBSCRIPTION FORM
                            PURCHASER SIGNATURE PAGE

Date:________________, _____

                                                 ------------------------------
                                                          Signature

                                                  (Signature must conform in all
                                                  respects to name of holder as
                                                  specified on the face of the
                                                  Warrant.)

                                   EXHIBIT B
                                ASSIGNMENT FORM

         FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the percentage of Common Stock Deemed Outstanding set forth below:


NAME AND ADDRESS OF ASSIGNEE                      PERCENTAGE



and does hereby irrevocably constitute and appoint ___________________ attorney-in-fact to register such transfer on the books of OutSource International, Inc. maintained for the purpose, with full power of substitution in the premises.

Dated:__________________________         Print Name:__________________________

                                         Signature:___________________________

                                         Witness:_____________________________

NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without altercation or enlargement or any change whatsoever.

                                                                       EXHIBIT D

                                  EXHIBIT D.1

Acquisition to include Phoenix, Arizona d/b/a Labor Force under the following terms:


          Minimum Sales of $25 million

          EBRMA of $3 million

          Purchase Price of $15 million or a maximum of 5 times latest twelve months' EBITDA (pro forma for this acquisition)


                                  EXHIBIT D.2


                                APEX       STAND-BY     STAND-BY    STAFF MGMT.   LABOR WORLD   LABOR WORLD
                              ANDOVER    COL. SPRINGS    DENVER     NEW JERSEY     ATLANTA     SOUTH FLORIDA
FINANCIAL INFORMATION

Revenue                     $4,384,488    $5,341,391   $13,693,776  $17,204,047   $3,296,236   $14,102,780

Gross Profit                   997,762     1,657,348     4,889,934    3,358,049    1,059,044     4,084,960

SG&A (includes
     incremental support
     center                    588,103       783,341     3,438,511    2,386,796      480,885     1,595,858
                            ----------    ----------   -----------  -----------   ----------   -----------
EBITDA                         409,659       874,007     1,451,423      971,253      578,159     2,489,302

Depreciation &
     Amortization                2,595        28,808       116,987       49,983        3,033        40,808
                            ----------    ----------   -----------  -----------   ----------   -----------
EBIT                           407,064       845,199     1,334,436      921,270      575,126     2,448,494

Less: Interest Expense          29,815        36,321        93,118      159,200       22,414        95,898
                            ----------    ----------   -----------  -----------   ----------   -----------
     Pre-Tax Income            377,249       808,878     1,241,318      762,070      552,712     2,352,596

Income Taxes                   150,900       323,551       496,528      304,828      221,085       873,561
                            ----------    ----------   -----------  -----------   ----------   -----------
     Net Income             $  226,349    $  485,327   $   744,790  $   457,242   $  331,627   $ 1,479,035
                            ==========    ==========   ===========  ===========   ==========   ===========


PURCHASE PRICE

Tangible Portion            $        0    $        0   $         0  $         0   $  120,000   $         0
Intangible Portion          $1,015,000    $3,100,000   $ 5,500,000  $ 4,150,000   $1,180,000     9,000,000
                            ----------    ----------   -----------  -----------   ----------   -----------
     Total Purchase Price   $1,015,000    $3,100,000   $ 5,500,000  $ 4,150,000   $1,300,000   $ 9,000,000
                            ==========    ==========   ===========  ===========   ==========   ===========

Projected Earnout           $        0    $   48,653   $    41,338  $         0   $        0   $         0
                            ----------    ----------   -----------  -----------   ----------   -----------
Adjusted Purchase Price     $1,015,000    $3,148,653   $ 5,541,338  $ 4,150,000   $1,300,000   $ 9,000,000
                            ==========    ==========   ===========  ===========   ==========   ===========
EBITDA Multiple                    2.5           3.6           3.8          4.3          2.2           3.6
Net Income Multiple                4.5           6.5           7.4          9.1          3.9           6.1


FINANCING

Bank Financing              $  203,000    $  620,000   $ 1,100,000  $   830,000   $  260,000   $ 1,800,000
Seller Financing            $        0    $  850,000   $ 1,500,000  $ 1,650,000   $  650,000   $         0
Subordinated Debt/Equity    $  812,000    $1,630,000   $ 2,900,000  $ 1,670,000   $  390,000   $ 7,200,000
Cash for Earnout            $        0    $   48,653   $    41,338  $         0   $        0   $         0
                            ----------    ----------   -----------  -----------   ----------   -----------
     Total Payments         $1,015,000    $3,148,653   $ 5,541,338  $ 4,150,000   $1,300,000   $ 9,000,000
                            ==========    ==========   ===========  ===========   ==========   ===========


[RESTUBBED FROM TABLE ABOVE]


                                            AQUIRED
                               GROSS       FRANCHISE        NET
                            AQUISITIONS   ELIMINATIONS  AQUISITIONS

FINANCIAL INFORMATION

Revenue                    $58,022,646    ($3,286,914)  $54,735,732

Gross Profit                16,047,097       (754,416)   15,292,681

SG&A (includes
     incremental support
     center                  9,273,294              0     9,273,294
                           -----------     ----------   -----------
EBITDA                       6,773,803       (754,416)    6,019,387

Depreciation &
     Amortization              242,214              0       242,214
                           -----------     ----------   -----------
EBIT                         6,531,589       (754,416)    5,777,173

Less: Interest Expense         436,766              0       436,766
                           -----------     ----------   -----------
     Pre-Tax Income          6,094,823       (754,416)    5,340,407

Income Taxes                 2,370,453       (301,766)    2,068,687
                           -----------     ----------   -----------
     Net Income            $ 3,724,370     $ (452,650)  $ 3,271,720
                           ===========     ==========   ===========


PURCHASE PRICE

Tangible Portion           $   120,000                  $   120,000
Intangible Portion         $23,945,000                  $23,945,000
                           -----------                  -----------
     Total Purchase Price  $24,065,000                  $24,065,000
                           ===========                  ===========
Projected Earnout          $    89,991                  $    89,991
                           -----------                  -----------
Adjusted Purchase Price    $24,154,991                  $24,154,991
                           ===========                  ===========
EBITDA Multiple                    3.6                          4.0
Net Income Multiple                6.5                          7.4


FINANCING

Bank Financing             $ 4,813,000                  $ 4,813,000
Seller Financing           $ 4,650,000                  $ 4,650,000
Subordinated Debt/Equity   $14,602,000                  $14,602,000
Cash for Earnout           $    89,991                  $    89,991
                           -----------                  -----------
     Total Payments        $24,154,991                  $24,154,991

NOTE: AQUIRED FRANCHISE ELIMINATIONS ARE THOSE REVENUE ITEMS (ROYALTIES,
      FUNDING FEES, PEO PROGRAM FEES) THAT WILL STOP UPON AQUISITION.

                                                                       EXHIBIT E

                                   EXHIBIT E

                           ESCROW AGENT COMPENSATION

Acceptance Fee                                    $1,000

Annual Administration Fee                         $3,000

Activity Fees

     Investment Fee                               $   65 per trade (waived if
                                                  cash is invested in a State
                                                  Street Fund)

     Wire Transfer                                $   20 per wire

Out of Pocket Expenses                            Billed as incurred

Counsel Fees                                      Billed as incurred